LabOne, Inc.

10101 Renner Boulevard
Lenexa, Kansas 66219
(913) 888-1770

PROXY STATEMENT

Table of Contents

Notice of Annual Meeting of Shareholders

Proxy Statement

Proposal 1 - Election of Director

Proposal 2 - Approval of Independent Auditor

Proposal 3 - Increase in dollar amount of shares to be issued to eligible directors

Management of LabOne, Inc.

Executive Compensation

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

Appendix A - Amended and Restated Charter - Audit Committee

Appendix B - 2001 Long-Term Incentive Plan (as Proposed to be Amended)

Appendix C - Form of Proxy Card

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 24, 2004

The annual meeting of the shareholders of LabOne, Inc., a Missouri corporation ("LabOne" or the "Company"), will be held at the offices of LabOne, 10101 Renner Boulevard, Lenexa, Kansas, on May 24, 2004, at 3:00 p.m., local time, for the following purposes:

1. To elect one class B director to serve until the 2007 Annual Meeting of Shareholders.

2. To approve the appointment of KPMG LLP as the Company's independent auditor for 2004.

3. To approve an increase in the dollar amount of shares awarded to eligible directors each year under the Stock Program for Outside Directors of the Company's 2001 Long-Term Incentive Plan from $2,500 to $10,000.

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 7, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors

JOSEPH C. BENAGE
Secretary

Lenexa, Kansas
Dated: April 8, 2004

LabOne, Inc.

10101 Renner Boulevard
Lenexa, Kansas 66219
(913) 888-1770

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to the shareholders of LabOne, Inc., a Missouri corporation ("LabOne" or the "Company"), in connection with the solicitation of proxies by the board of directors of LabOne (the "Board") for use at the annual meeting of shareholders to be held on Wednesday, May 24, 2004, at 3:00 p.m., local time, at the offices of LabOne, 10101 Renner Boulevard, Lenexa, Kansas, and at any adjournment thereof (the "annual meeting"). This proxy statement, the notice and the accompanying form of proxy were first mailed to the shareholders on or about April 16, 2004.

VOTING RIGHTS

General

Shareholders of record at the close of business on April 7, 2004 are entitled to notice of and to vote at the meeting. There were 17,039,314 shares of Common Stock outstanding at the close of business on that date. Holders of shares of Common Stock are entitled to one vote per share on all matters presented to a shareholder vote, other than the election of directors, as to which cumulative voting applies.

Cumulative Voting for Directors

Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the proxy and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by lining through the name(s) of such nominee or nominees on the proxy. If the proxy is not marked with respect to the election of directors, authority will be granted to the persons named in the proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

Voting by Proxy

When a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted at the annual meeting in the manner specified by the shareholder. If no instructions are specified, authority will be granted to vote such shares FOR (1) the election of the nominee named herein as a class B director, (2) the approval of the appointment of KPMG LLP as the Company's independent auditor for 2004, and (3) the increase in the annual stock award for directors under the Stock Program for Outside Directors under the Company's 2001 Long-Term Incentive Plan. Unless otherwise indicated on the proxy, discretionary authority will be granted to the persons named in the proxy to vote the shares represented by the proxy (a) cumulatively for the election of directors and (b) with respect to procedural matters and other matters that properly come before the meeting for which LabOne did not receive notice a reasonable time before the date of the mailing of this proxy statement.

Quorum

Representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. If a quorum is not obtained at the annual meeting, the meeting may be adjourned until such time as a quorum is obtained. Abstentions, votes withheld for the election of directors and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present and voted at the meeting but not voted on a particular matter) will be treated as shares of Common Stock present for purposes of determining the presence of a quorum for the transaction of business.

Required Vote

Nominees for director are elected by the affirmative vote of a plurality of shares of Common Stock entitled to vote on the election of directors and represented, in person or by proxy, at the annual meeting. The nominee receiving the greatest number of votes will be elected as a director. Votes withheld and broker non-votes will not affect the outcome of the election of directors.

Approval of the appointment of the independent auditor, Proposal 2, requires the affirmative vote of the majority of the shares of Common Stock that are entitled to vote on the Proposal and represented, in person or by proxy, at the annual meeting. Abstentions on this matter will have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter.

Approval of the increase in the dollar amount of shares awarded to eligible directors each year under the Stock Program for Outside Directors of the Company's 2001 Long-Term Incentive Plan, Proposal 3, requires the affirmative vote of the majority of the shares of Common Stock that are entitled to vote on the Proposal and represented, in person or by proxy, at the annual meeting. Abstentions on this matter will have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter. BROKERS DO NOT HAVE DISCRETION TO VOTE ON THIS PROPOSAL WITHOUT YOUR INSTRUCTION. IF YOU DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ON THIS PROPOSAL, YOUR BROKER WILL DELIVER A NON-VOTE ON THIS PROPOSAL.

Revocation of Proxies

A shareholder may revoke his or her proxy at any time before it is voted by giving to the Secretary of LabOne written notice of revocation bearing a later date than the proxy, by submitting a later-dated proxy, or by revoking the proxy and voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Mr. Joseph C. Benage, Secretary, LabOne, Inc., 10101 Renner Boulevard, Lenexa, Kansas 66219.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by LabOne. Proxies may be solicited by certain of LabOne's directors, officers, and regular employees, without additional compensation, in person or by telephone, email or facsimile. LabOne will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTOR

Information Concerning Nominee for Election as a Class B Director

The shareholders will be asked to elect the nominee listed below as a class B director, to hold office for a three-year term until the 2007 annual meeting of shareholders and until his successor is elected and qualified. The Board presently consists of eight directors divided into three classes, class A consisting of two directors and classes B and C consisting of three directors each. One class of directors is elected each year to hold office for a three-year term and until the successors of such class are duly elected and qualified. The nominee listed below is currently serving as a class B director.

In connection with the financing provided by Welsh, Carson, Anderson & Stowe, L.P. IX and related parties ("WCAS IX") to enable LabOne to purchase Osborn Group, Inc., LabOne and WCAS IX entered into a Securities Purchase Agreement on August 31, 2001 (the "Securities Purchase Agreement"). Under the Securities Purchase Agreement, as amended, WCAS IX was entitled to nominate or directly elect up to three directors for election to LabOne's Board (the "Welsh Carson Directors") and one member of the Board (the "Jointly Selected Director") was a person mutually nominated by the Welsh Carson Directors and the members of the Board other than the Jointly Selected Director and the Welsh Carson Directors (the "Company Directors"). LabOne further agreed to use its best efforts to cause the persons nominated by WCAS IX to be elected to the Board by the holders of Common Stock. In addition, in connection with the financing provided by WCAS IX, WCAS IX and certain members of the family of W. Thomas Grant II, including certain related trusts (the "Grant Family"), entered into a voting agreement, dated as of August 31, 2001 (the "voting agreement"). Under the voting agreement, as amended, certain members of the Grant Family agreed to vote their shares of Common Stock in favor of the election of the director nominees of WCAS IX.

During 2003 (i) WCAS IX exercised the warrants received under the Securities Purchase Agreement and sold the shares of Common Stock received upon such exercise, and (ii) WCAS IX converted the shares of Series B-1 Cumulative Convertible Preferred Stock ("Series B-1 Convertible Preferred Stock") received under the Securities Purchase Agreement into shares of Common Stock and distributed such shares to its limited and general partners. As a result of the foregoing, the rights of WCAS IX under the Securities Purchase Agreement to nominate or elect directors is of no further force or effect.

Two of the incumbent Class B Directors, Paul B. Queally and Sean M. Traynor, were director nominees of WCAS IX. In addition, D. Scott Mackesy, a Class A Director whose current term expires in 2006, was a director nominee of WCAS IX. Primarily because WCAS IX no longer has an ownership interest in LabOne, Messrs. Queally and Traynor will not stand for reelection at the annual meeting and Mr. Mackesy has notified the Board that he will resign from the Board effective at the annual meeting.

Because of these recent developments, the Board has determined to (i) reduce the size of the Board from 8 members to 7 members by reducing the number of Class B directors to two effective with the completion of the current term of the Class B Directors, (ii) nominate only one Class B Director candidate for election at the annual meeting and (iii) fill the one Class B vacancy and the one Class A vacancy after the annual meeting upon completion of a search for suitable director candidates. Persons approved by the Board to fill the vacancies will hold office for the unexpired portion of the term of the Class to which they are appointed. The Board believes these changes are in the best interests of the Company and its shareholders.

Mr. Mascotte has been recommended to the Board by the Nominating/Corporate Governance Committee, and his nomination has been approved by the Board. It is expected that Mr. Mascotte will be available for election, but in the event that he is unavailable, the persons named in the accompanying proxy will vote for a substitute nominee or nominees designated by the Board.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO ELECT THE FOLLOWING NOMINEE AS DIRECTOR.

Nominee for Election as Director
Name	Age	Class	Principal Occupation
John P. Mascotte	65	B

Mr. Mascotte was appointed a class B director of LabOne on August 22, 2002. His term ends at the 2004 annual meeting of shareholders. Mr. Mascotte retired as president and chief executive officer of Blue Cross and Blue Shield of Kansas City, Inc. on June 30, 2001. He is the former chairman and chief executive officer of the Continental Corporation, an insurance holding company, which merged in 1995 with CNA. After graduating from the University of Virginia Law School, he began his career as law clerk to Howard A. Dawson, Jr., former chief judge of the United States Tax Court, and then joined Coopers & Lybrand as a tax specialist before becoming executive vice president of People's Trust Bank in Fort Wayne, Indiana. Mr. Mascotte also is a certified public accountant and a chartered life underwriter. Mr. Mascotte also serves on the boards of Wyeth, Inc., Hallmark Cards, Inc., Crown Media Holdings, Inc., and Generali USA Life Re Company. He is a member of the board of trustees of the Aspen Institute and serves on the board of the Hall Family Foundation. Mr. Mascotte is the former national chairman of the Local Initiatives Support Corporation, the nation's largest non-profit developer of low-income housing, and he now serves as chairman of Winco, an LISC affiliate which acts as an intermediary in support of welfare-to-work initiatives. He is a member of the board of the Taub Institute for Research on Alzheimer's Disease and the Aging Brain at Columbia University in New York and a former Trustee of the New York Public Library and Lincoln Center in New York.

Compensation of Directors

Directors who are not employees of LabOne ("Non-Management Directors") receive an annual retainer fee of $15,000, a grant of a number of shares of Common Stock having a value equal to $2,500 and a stock option having a value of $15,000. Non-Management Directors also receive $2,000 for each board meeting attended and $750 for each committee meeting attended, except for meetings of the Audit Committee. Non-Management Directors who serve on the Audit Committee (except as its Chairman) receive an annual retainer fee of $1,000. All Audit Committee members also receive $1,500 for each Audit Committee meeting attended. Each Non-Management Director who also serves as Chairman of a committee (except the Chairman of the Audit Committee) also receives $1,250 per year for serving in such capacity. The Chairman of the Audit Committee receives an annual retainer fee of $2,500. Directors also receive reimbursement for reasonable expenses in attending meetings.

Following is a chart showing compensation paid during 2003 to Non-Management Directors for Board service:

2003 Non-Management Board Compensation Paid
NON-MANAGEMENT BOARD MEMBER	BOD MTG $2,000	AUDIT MTG $1,500	COMP MTG $750	EXEC MTG $750	CORP GOVER MTG $750	ANNUAL RETAINER $12,500	ANNUAL RETAINER, CHAIRMAN OF AUDIT COMMITTEE $2,500	ANNUAL RETAINER AUDIT COMMITTEE MEMBERS $1,000	ANNUAL RETAINER, CHAIRMAN OF OTHER COMMITTEES $1,250	ANNUAL EQUITY	TOTAL FEES
W. Roger Drury	$10,000	$7,500	$2,250	$—	$—	$12,500	$2,500	$—	$—	$17,500	$52,250
D. Scott Mackesy	8,000	—	1,500	—	—	12,500	—	—	1,250	17,500	40,750
John P. Mascotte	10,000	—	—	—	1,500	12,500	—	—	1,250	17,500	42,750
Paul B. Queally	10,000	—	2,250	750	—	12,500	—	—	1,250	17,500	44,250
James R. Seward	8,000	7,500	—	750	—	12,500	—	1,000	—	17,500	47,250
Sean M. Traynor	10,000	—	—	—	—	12,500	—	—	—	17,500	40,000
John E. Walker	10,000	7,500	—	—	1,500	12,500	—	1,000	—	17,500	50,000

Total	$66,000	$22,500	$6,000	$1,500	$3,000	$87,500	$2,500	$2,000	$3,750	$122,500	$317,250

Related Party Transactions

Two sons of W. Thomas Grant II are employed by the Company or an affiliate of the Company. William T. Grant III is employed by the Company as Physician Marketing & Sales Vice President at an annual salary of $82,000 plus commissions. Joseph M. Grant is employed by ExamOne as District Sales Manager at an annual salary of $35, 853 plus commissions.

Messrs. Queally, Mackesy and Traynor serve on the board of directors of AmeriPath, Inc., a vendor to the Company, and Mr. Queally currently serves as its Chairman. Mr. Traynor serves on the board of directors of US Investigation Services, Inc., a vendor to the Company. Mr. Walker serves on the board of directors of Farm Bureau Life Insurance Company, a customer of the Company.

See information provided under the heading "Directors and Executive Officers" and under the heading "Certain Relationships and Related Transactions".

Indemnification

As required by the By-laws of LabOne, LabOne has entered into an indemnification agreement with each of the directors providing indemnification to the full extent permitted or authorized by law.

Independence of Board Members

Except for W. Thomas Grant II, who serves as Chairman of the Board, President and Chief Executive Officer of the Company, each of the directors is independent under the corporate governance standards of NASDAQ.

Meetings of the Board and Committees

There were five meetings of the Board during 2003 and it acted twice by unanimous written consent. The committees of the Board include, among others, an Executive Committee, an Audit Committee, an Executive Compensation Committee and a Nominating/Corporate Governance Committee. During 2003, the Audit Committee met five times at regular meetings and an additional four times to review earnings releases and other such matters, the Executive Compensation Committee met three times and it acted once by unanimous written consent, the Nominating/Corporate Governance Committee met three times, and the Executive Committee met once and acted four times by unanimous written consent. All incumbent directors attended 75 percent or more of the total number of all meetings of the Board and of committees of which they were members during 2003.

The Audit Committee consists of W. Roger Drury, Chairman, James R. Seward and John E. Walker, each of whom is independent under the corporate governance standards of NASDAQ applicable to members of audit committees. Mr. Drury has been designated by the Board as the Audit Committee Financial Expert. The Board has adopted a written charter for the Audit Committee. A copy of the current Charter for the Audit Committee is attached to this Proxy Statement as Appendix A. The Audit Committee assists the Board with oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, and the performance of the Company's internal audit function and of the independent auditor. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention and to engage independent counsel and other advisors as it determines necessary. The Company is obligated to provide funding, as determined solely by the Audit Committee, for compensation of the independent auditors and advisors retained by the Audit Committee.

The Executive Compensation Committee consists of Paul B. Queally, Chairman, W. Roger Drury and D. Scott Mackesy, each of whom is independent under the corporate governance standards of NASDAQ. The Executive Compensation Committee reviews and approves the compensation of the Company's Chief Executive Officer and other executive officers; establishes annual and long-term performance goals and objectives for them; administers the Company's annual and long-term incentive plans, including the granting of awards under long-term incentive plans; and produces an annual report on executive compensation for inclusion in the Company's annual proxy statement. The Committee is authorized to retain compensation consultants and other advisors to assist it and to approve their fees and other retention terms.

The Nominating/Corporate Governance Committee consists of John P. Mascotte, Chairman, and John E. Walker, each of whom is independent under the corporate governance standards of NASDAQ. The Board has adopted a written Charter for the Committee which is available at the Company's web site at www.labone.com. The Nominating/Corporate Governance Committee assists the Board in fulfilling its nominating functions; assists the Board in fulfilling its corporate governance oversight function; assists the Board in chief executive succession planning; makes recommendations to the Board regarding compensation of non-management directors; and takes a leadership role in shaping the corporate governance of the Company. The Committee is authorized to retain search firms and legal, accounting and other advisors to assist it and to approve their fees and other retention terms.

The Executive Committee consists of W. Thomas Grant II, Chairman, Paul B. Queally and James R. Seward. The Executive Committee exercises all the powers and authority of the Board when the Board is not meeting; develops, recommends and reviews policy guidelines for all LabOne investments and borrowings; recommends and reviews the performance of outside investment management firms performing services for LabOne; and reports all of its actions to the Board.

Director Nomination Procedures

General. The Nominating/Corporate Governance Committee, as part of its duties, assists the Board in fulfilling its nominating function. In assisting the Board, the Nominating/Corporate Governance Committee identifies and evaluates candidates to serve as directors in accordance with criteria established by the Nominating/Corporate Governance Committee and the Board, and makes recommendations regarding candidates to the Board. The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders as described below.

Criteria for Nominees. The Nominating/Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today's business environment; understanding of the Company's businesses; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound and informed judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating/Corporate Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

In furtherance of the foregoing the Board has established the following nonexclusive criteria for nominations to the Board:

Directors should be of the highest ethical character and share the values of LabOne's Mission Statement.

Directors should have reputations, both personal and professional, consistent with the image and reputation of LabOne.

Directors should be highly accomplished in their respective field, with superior credentials and recognition.

Each director should have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

Each director should have the ability to exercise sound business judgment.

Directors should be selected so that the Board is a diverse body.

The Board believes that a substantial majority of its directors should be independent. In determining the independence of a director, the Board will apply the definition of "independent director" in the listing standards of the NASDAQ Stock Market and applicable laws and regulations.

Identification and Evaluation of Nominees. Once the Nominating/Corporate Governance Committee or the Board has identified a need to add a new Board member with specific criteria or to fill a vacancy on the Board, the Chair of the Nominating/Corporate Governance Committee will initiate a search, seeking input from Board members and senior management of the Company, reviewing shareholder recommendations and hiring a search firm, if necessary. The Nominating/Corporate Governance Committee will then identify candidates who satisfy specific criteria or otherwise qualify for membership on the Board, depending on the need at that time, and interview them. The full Board will be kept informed of progress on an informal basis. After completion of the interview process, the Nominating/Corporate Governance Committee will meet to consider and approve a final candidate and then seek full Board endorsement of the selected candidate. Director candidates duly recommended by shareholders will be evaluated according to the foregoing process.

Procedures to be Followed By Shareholders. The Nominating/Corporate Governance Committee will consider shareholder recommendations for director candidates. To submit a recommendation to the Nominating/Corporate Governance Committee for a nominee for election at an annual meeting, a shareholder should submit the recommendation, together with such biographical information and other information required by the Nominating/Corporate Governance Committee, to the Chair of the Nominating/Corporate Governance Committee, c/o General Counsel, LabOne, Inc., 10101 Renner Boulevard, Lenexa, Kansas 66219 no later than January 15 of the same year. Shareholders may request the biographical and other information required by the Nominating/Corporate Governance Committee by contacting the General Counsel of the Company at the address listed above.

Shareholder Communications with the Board

The Company has a process for shareholders to send communications to the Board. The Chairs of our Audit, Executive Compensation and Nominating/Corporate Governance Committees rotate responsibility for chairing the executive sessions of our independent (non-management) directors. You may communicate with the Chair of any of these committees by sending a written communication to their attention c/o General Counsel, LabOne, Inc., 10101 Renner Boulevard, Lenexa, Kansas 66219 or via e-mail c/o the General Counsel at joe.benage@labone.com. The General Counsel will forward your written communication or e-mail directly to the designated chair[s].

Attendance of Directors at Annual Meeting

In February 2004 the Company adopted a policy requiring attendance by director nominees at the annual meeting of shareholders absent hardship and encouraging attendance by other Board members whose terms are not expiring and who are continuing in office. Two of eight directors attended the 2003 annual meeting of shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than ten percent of the Common Stock of LabOne to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to provide copies to LabOne. Based solely upon a review of the copies of such reports provided to LabOne and written representations from directors and executive officers, LabOne believes that such persons have complied with all applicable Section 16(a) filing requirements for 2003, except that Messrs. Queally, Mackesy and Traynor, directors of the Company, reported late, on Form 5's filed March 9, 2004, their transfers of shares of Common Stock received by them as director compensation to WCAS Management Corporation pursuant to its internal policies.

PROPOSAL 2

APPROVAL OF INDEPENDENT AUDITOR

KPMG LLP served as independent auditor to LabOne for 2003. The Board, upon the recommendation of its Audit Committee, has ratified the selection of KPMG LLP to serve as independent auditor to LabOne for 2004.

Representatives of KPMG LLP are expected to be present at the annual meeting to answer questions about the audit report. They also will have the opportunity to make a statement if they desire to do so.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 TO APPROVE KPMG LLP AS INDEPENDENT AUDITOR TO LABOne FOR 2004.

Audit and Non-Audit Fees

For the fiscal years ended December 31, 2003 and December 31, 2002, KPMG LLP billed the Company for its services the fees set forth below.

	2003	2002
Audit fees:	$151,350	$127,500
Audit related fees: (1)	60,751	17,000
Tax fees: (2)	88,330	64,320
All Other Fees:	0	0
Total	$300,431	$208,820

(1) Audit related fees consisted of audits of employee benefit plans, due diligence related to acquisitions and assistance related to internal control reporting requirements.

(2) Tax fees consisted principally of assistance with tax returns and related tax issues.

Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the independent auditor ("pre-approval policy"). Under the pre-approval policy, prior to engagement of the independent auditor for the annual audit, the independent auditor and the Chief Financial Officer or Controller are required to submit to the Audit Committee for specific pre-approval the services (and related fees) expected to be rendered by the independent auditor to the Company during the 12 months from the date of pre-approval, for each of the following four categories of services: (1) audit services, (2) audit related services, (3) tax services and (4) other services.

If during the year it becomes necessary or is in the best interests of the Company to engage the independent auditor for additional services or for changes in the scope of services not contemplated in the original pre-approval, the pre-approval policy requires specific pre-approval by the Audit Committee or its Chairman before engaging the independent auditor for such additional services and requires the Chairman to report any pre-approval decisions made by him or her to the Audit Committee at its next scheduled meeting. Under the pre-approval policy, the Audit Committee is prohibited from delegating the responsibilities to pre-approve or ratify services to any member of management of the Company and its subsidiaries. The pre-approval policy prohibits the Audit Committee from approving certain specified services by the independent auditor, including those that are deemed to impair independence under applicable law.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company's results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditor. The Committee discussed with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

In addition, the Committee received the written disclosures from the independent auditor required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditor its independence in relation to the Company and its management. The Committee also considered whether the provision of non-audit services to the Company by the independent auditor is compatible with the auditor's independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Committee discussed with the Company's independent auditor the overall scope and plans for its audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 to be filed with the Securities and Exchange Commission. The Committee has selected the Company's independent auditor for 2004.

Submitted by the Audit Committee

W. Roger Drury, Chairman
James R. Seward
John E. Walker

PROPOSAL 3

INCREASE IN DOLLAR AMOUNT OF SHARES
TO BE ISSUED TO ELIGIBLE DIRECTORS EACH YEAR
UNDER THE STOCK PROGRAM FOR OUTSIDE DIRECTORS
OF THE 2001 LONG-TERM INCENTIVE PLAN

The Board has adopted, subject to the approval of the shareholders of LabOne, an amendment to the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan") to increase from $2,500 to $10,000 the dollar value of shares of Common Stock which are automatically issued each year to each "Eligible Director" of LabOne under the Plan's Stock Program for Outside Directors. Eligible Directors are directors who are not employees of LabOne or any of its subsidiaries. The increase also would apply to the prorated compensation payable for a partial year to Eligible Directors appointed to the Board between meetings of shareholders.

The Stock Program for Outside Directors currently provides for annual compensation to Eligible Directors of (a) $7,500 in cash, (b) $2,500 in Common Stock and (c) a stock option to purchase the number of shares determined by dividing 50,000 by the fair market value of the Common Stock. Each director who is not an employee of LabOne and its subsidiaries receives additional compensation outside of the Plan, including an additional annual cash retainer of $5,000 ($7,500 effective on the first business day after the 2004 annual meeting) and fees for Board and committee meetings attended and for serving as the Chair of any Board committee. See "Proposal 1 — Election of Directors — Compensation of Directors."

The principal features of the Stock Program for Outside Directors and the other programs of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan set forth in Appendix B attached hereto.

Reasons for the Amendment

The best interests of the Company and its shareholders are served if the Company continues to attract and retain directors of highest ethical character, superior reputations and skills, and relevant and diverse experience. Surveys reflect the increasing time commitments required of board members particularly given the increased processes and procedures required by recent corporate governance initiatives and increased government regulation of business generally. The Company believes that its compensation of directors must stay competitive for the Company to continue to attract suitable director candidates. The Company also believes that there should be a balance between cash and equity components of director compensation.

In August of 2002, based on a review of recent surveys of director compensation, the Board approved an increase in the cash components of its compensation to their current levels. No adjustment was made at that time to the equity components of director compensation. The Board at its November 2003 meeting requested management to obtain current surveys of board compensation for review by the Nominating/Corporate Governance Committee and the Board to evaluate the overall level of Board compensation in relation to its peers and particularly the equity component of its compensation. Based on a review of these surveys, the Nominating/Corporate Governance Committee recommended to the Board, and the Board approved for submission to the shareholders, the proposed amendment to increase the dollar amount of shares awarded to eligible (non-management) directors each year from $2,500 to $10,000. The Board believes that this amendment will establish Board compensation at an appropriate overall level and balance of cash and equity for a company of its size and scope, and will enable the Company to continue to attract suitable director candidates.

Principal Features of the Stock Program for Outside Directors

Shares Available for Issuance

The Plan authorizes an aggregate of 300,000 shares of Common Stock for issuance under the Stock Program for Outside Directors. Shares subject to any stock option granted under the program that expires or lapses or is terminated, forfeited or cancelled shall again be available for award under the program to the extent the stock option was not exercised.

Compensation for Services.

Annual Retainer Fee. Under the Stock Program for Outside Directors, on the first business day after each annual meeting of shareholders of LabOne, each person who is then an Eligible Director of LabOne receives an annual retainer fee of (a) $7,500 in cash and (b) a grant of a number of shares of LabOne common stock having a value equal to $2,500, based upon the fair market value of the shares on the date of grant, as determined under the Plan.

Annual Grant of Stock Options. Under the program, each person who is an Eligible Director of LabOne also receives on the same day an automatic grant of a stock option ("Formula Option"). The number of shares subject to each Formula Option is determined by dividing 50,000 by the fair market value of LabOne common stock on the date of grant. The Board established the value of the stock option at 30% of the fair market value of the shares subject to the Formula Option, or $15,000.

Partial Awards. Each person appointed by the Board to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors as of any date other than the date of the annual meeting of the shareholders of LabOne is entitled to a prorated award of cash, stock and stock options under the program.

Other Compensation. Each person who is an Eligible Director of LabOne is entitled to receive other compensation, including without limitation such compensation for services for each meeting of the Board and committee of the Board attended as is determined from time to time by the Board.

Terms of Formula Options.

Non-Qualified Stock Option. Each Formula Option is a non-qualified stock option not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Option Price. The option exercise price to be paid by each such Eligible Director for each share purchased upon the exercise of a Formula Option equals 100% of the fair market value of the shares on the date the Formula Option is granted.

Vesting Schedule. Each Formula Option vests during the Eligible Director's service in three equal annual installments; provided that the Formula Option shall become exercisable in full (a) upon the occurrence of a Change of Control (as defined in the Plan) during the Eligible Director's service or at the time of the termination of the Eligible Director's service as a director of LabOne, provided the Formula Option has been outstanding for at least one hundred eighty 180 days at the time of such occurrence and (b) upon termination of the Eligible Director's service as a director of LabOne due to the Eligible Director's death or permanent and total disability.

Term of Option. Each Formula Option expires on the tenth anniversary of the date of grant, except that if an Eligible Director's service as a director of LabOne terminates for any reason, the Eligible Director (or in the event of death the Eligible Director's beneficiary) may exercise the Formula Option, to the extent the Formula Option was exercisable at the time of such termination, at any time prior to the earlier of one (1) year after the date of termination of service or the tenth anniversary of the date of grant.

Effect of Certain Transactions. Upon the occurrence of certain corporate transactions involving LabOne, as described in the Plan, the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding Formula Options: (i) provide that such Formula Options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon 30 days' prior written notice to Eligible Directors, provide that the Formula Options shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Formula Options shall terminate.

Additional Awards.

Nothing in the program prevents LabOne from granting stock options or shares to any Eligible Director under any other program, plan or agreement adopted by LabOne.

Termination Date of Program.

In February 2004, the Board amended the program to provide that no awards would be granted under the program from and after February 22, 2011, the tenth anniversary of the date the Plan was originally adopted by the Board.

Other Programs under the Plan

The Plan has two stock incentive programs in addition to the Stock Program for Outside Directors.

Bonus Replacement Stock Option Program

Under the Bonus Replacement Stock Option Program, LabOne may permit or require employees who are eligible to receive annual cash incentive compensation under LabOne's incentive programs to receive non-qualified stock options in lieu of cash. Under this program, the shares of LabOne common stock available for issuance each calendar year were 3% of outstanding shares on the first day of such calendar year, plus shares available in previous years for which stock options were not granted, plus shares subject to the unexercised portion of stock options previously granted under this program that had expired, lapsed or been terminated, forfeited or cancelled. The Plan provided that if for any reason any stock option granted under the program expired or lapsed or was terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that resulted in fewer shares outstanding than were awarded pursuant to the stock option, the shares subject to such stock option, to the extent of such expiration, lapse, termination, surrender, forfeiture, cancellation or decrease, would again be available for award under the program. In February 2004, the Board amended this program to (a) freeze the total number of shares of Common Stock that may be issued under this program at 984,699 shares, which was the total number issuable as of December 31, 2003, and (b) provide that only shares withheld or not issued by LabOne with respect to a stock option that expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled may be subject to new stock options under the program.

Stock Incentive Program

This program permits the award of stock incentives to officers, directors, key employees and consultants of LabOne and its subsidiaries. This program was adopted to provide shares for stock incentives to executives and to individual key employees or other service providers of LabOne, as determined by the committee of the Board administering the program (the "Committee"). An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the Stock Incentive Program. Awards may be made under the program from time to time by the Committee in the form of stock options to purchase shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards or any combination of the above. In addition, the Committee may provide for cash payments to participants in addition to an award, or loans to participants in connection with all or any part of an award, and may provide in any award the right to dividends or dividend equivalents.

General Provisions of the Plan

Change of Control

Subject to the terms and conditions of the Plan, the Committee is authorized to include such provisions in the terms of certain awards relating to a change of control of LabOne as the Committee determines in its discretion.

Transferability of Awards

Unless the Committee determines otherwise, a participant's rights and interest under any award or any award agreement may not be assigned or transferred in whole or in part, voluntarily or involuntarily, including by operation of law, except by will, by the laws and descent and distribution or pursuant to an effective beneficiary designation.

Adjustment Upon Certain Events

The Plan provides that if the Committee determines that any dividend or distribution (whether in the form of cash, shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of shares or other transaction affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding awards as it deems equitable in its sole discretion.

Amendment of Awards

Subject to the terms and conditions of the Plan and any award agreement, the Committee has the authority under the Plan to amend or modify the terms of any outstanding award (including the applicable award agreement) in any manner, prospectively or retroactively, provided that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if such amendment or modification materially and adversely affects a participant's rights under an award or an award agreement, such participant shall have consented to such amendment or modification. The Committee may not amend any outstanding award or award agreement relating to a Formula Option to the extent that such amendment would cause the provisions of this Plan applicable to Formula Options and the provisions of the award or award agreement to fail to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, unless the grant of the Formula Option otherwise qualifies for exemption under Rule 16b-3.

Prohibition on Repricing

The Plan provides that, unless approved by the shareholders of LabOne in accordance with Missouri law, (i) neither the Board nor the Committee shall amend or modify the terms of any outstanding award relating to any stock option or stock appreciation right (including the applicable award agreement) to reduce the exercise price per share and (ii) no stock option or stock appreciation right shall be cancelled and replaced with any award having a lower exercise price, provided that the Committee may make appropriate adjustments to reflect changes in capitalization and other events as provided in the Plan.

Effective Date and Duration of Plan

The Plan became effective upon its adoption by the Board on February 22, 2001. It was approved by the shareholders of LabOne on May 24, 2001. Unless it is sooner terminated in accordance with its terms, the Plan shall remain in effect until all awards under the Plan have been satisfied or have expired or otherwise terminated, provided that no award (other than a reload option) under the Bonus Replacement Stock Option Program and no Incentive Stock Option shall be granted after February 22, 2011.

Amendment and Termination of Plan

The Board may terminate, amend, modify or suspend the Plan at any time, subject to such shareholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that (except for appropriate adjustments upon changes in capitalization and other events under the Plan) the Board may not, unless such amendment is approved by the shareholders of LabOne in accordance with Missouri law, amend the Plan to (i) increase the number of shares available for the grant of awards under any program, (ii) increase the maximum individual limits on awards, (iii) increase the maximum number of shares which may be subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards, (iv) decrease the minimum per share exercise price of stock options or the minimum per share specified price for stock appreciation rights, (v) increase the maximum term of stock options or stock appreciation rights, (vi) increase the number of shares which may granted to Eligible Directors under the Stock Program for Outside Directors or may be subject to Formula Options granted under such program, (vii) change or modify the provisions of the Plan restricting certain amendments of outstanding awards and award agreements or (viii) extend the date after which Incentive Stock Options or awards (other than reload options) under the Bonus Replacement Stock Option Program may not be granted. If any such termination, modification, amendment or suspension of the Plan materially and adversely affects the rights of any grantee or beneficiary under an award previously granted, the consent of such grantee or beneficiary is required.

Possible Anti-Takeover Effect

The Plan is designed to provide long-term incentives to participants while aligning the interests of such participants with those of the shareholders of LabOne. The Plan, however, could have an "anti-takeover" effect, especially the provisions of the Plan which authorize the Committee to include provisions relating to a change of control of LabOne in the terms of an award or award agreement, and which authorize the Committee to accelerate the vesting of certain awards at any time. Although the implementation and operation of the Plan may have an "anti-takeover" effect, the Plan was not adopted by the Board for that purpose.

Federal Income Tax Consequences

Discussed below are the federal income tax consequences relating to stock option awards under the Plan, in the normal operation thereof, based on existing federal income tax laws and regulations. The description is not intended as a complete summary of such laws or as a legal interpretation, and does not describe state, local or foreign income or other tax consequences. Holders of awards under the Plan should consult their own tax advisers regarding the tax consequences applicable to awards under the Plan.

The Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Non-Qualified Stock Options

In general, no income will be recognized by the grantee at the time a Non-Qualified Stock Option is granted. Upon exercise of a Non-Qualified Stock Option for cash, the grantee will generally recognize ordinary income equal to the excess of the fair market value of the shares purchased as of the time of exercise over the exercise price. LabOne will be entitled to a federal income tax deduction at such time in the same amount as is recognized as ordinary income by the grantee, subject to satisfying applicable withholding requirements. If a grantee disposes of shares acquired upon the exercise of a Non-Qualified Stock Option, the grantee will recognize capital gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between any amount realized on the disposition and the fair market value of the shares on the date of exercise, provided that the shares were a capital asset in the hands of the grantee.

Incentive Stock Options

In general, the grantee does not recognize income at the time an Incentive Stock Option is granted or at the time it is exercised. When shares purchased for cash pursuant to the exercise of an Incentive Stock Option are sold, and the grantee has held the shares for more than one year from the date of the transfer of the shares to him and two years from the date on which the Incentive Stock Option was granted, the grantee ordinarily will recognize capital gain (or loss) equal to the difference between the sale price received on the disposition of the shares and the exercise price, as long as the shares are capital assets in the hands of the grantee. In the event of such an exercise of an Incentive Stock Option, the amount by which the fair market value of the shares on the exercise date exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by the Code. In the event of such an exercise, LabOne will not be entitled to any federal income tax deduction in connection with the grant or exercise of the Incentive Stock Option or the sale of such shares by the grantee.

If the grantee sells any of the shares before the end of the one-year and two-year periods described above, the grantee will have made a "disqualifying disposition" with respect to those shares. In the event of a "disqualifying disposition," the grantee generally will recognize ordinary income in the year of the "disqualifying disposition" equal to the amount by which the lesser of the fair market value of the shares on the date of exercise or the amount realized in the disqualifying disposition exceeds the exercise price. If the amount realized in the "disqualifying disposition" exceeds the fair market value of the shares on the date of exercise, the excess will be taxable as capital gain, if the shares are capital assets in the hands of the grantee. At the time of the disqualifying disposition, the Company may claim a federal income tax deduction for the amount taxable to the grantee as ordinary income.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of options in connection with a change of control of LabOne may be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and LabOne may be denied a tax deduction.

New Program Benefits

If the proposed amendment to the Plan is approved, the following additional benefits will be payable each year under the Plan:

Name and Position	Dollar Value ($)	Number of Shares (#)

W. Thomas Grant II, Chairman of the Board, President and Chief Executive Officer	0	0
Michael J. Asselta, Executive Vice President and Chief Operating Officer	0	0
John W. McCarty, Executive Vice President and Chief Financial Officer	0	0
Joseph C. Benage, Executive Vice President, General Counsel and Secretary	0	0
Joseph P. Ratterman, Executive Vice President and Chief Information Officer	0	0
Executive Group	0	0
Non-Executive Director Group(1)	$30,000	1,496(2)
Non-Executive Officer Employee Group	0	0

(1) Assuming John P. Mascotte is re-elected as a director at the annual meeting, after the annual meeting the Non-Executive Director Group will consist of the following four directors, W. Roger Drury, John P. Mascotte, James R. Seward, and John E. Walker. If the proposed amendment to the Plan is approved, each member of the Non-Executive Group continuing as a director after the 2004 annual meeting will receive each year additional shares of Common Stock having a value of $7,500.

(2) Number of additional shares of Common Stock that the members of the Non-Executive Director Group would have received if the proposed amendment to the Plan had been in effect during the previous fiscal year, based upon the closing price of the Common Stock of $20.06 on May 21, 2003, the date of the 2003 annual meeting of shareholders.

Vote Required

Approval of the proposed amendment to the 2001 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3 TO INCREASE THE DOLLAR AMOUNT OF SHARES TO BE ISSUED TO ELIGIBLE DIRECTORS EACH YEAR UNDER THE STOCK PROGRAM FOR OUTSIDE DIRECTORS OF THE 2001 LONG-TERM INCENTIVE PLAN

MANAGEMENT OF LABONE

Directors and Executive Officers

The directors and executive officers of LabOne are as follows:

Name	Age	Position
W. Thomas Grant II	53	Chairman, President, Chief Executive Officer and Class C Director
Michael J. Asselta	36	Executive Vice President and Chief Operating Officer
John W. McCarty	48	Executive Vice President and Chief Financial Officer
Joseph C. Benage	50	Executive Vice President, General Counsel and Secretary
Joseph P. Ratterman	37	Executive Vice President and Chief Information Officer
Gregg R. Sadler	53	Executive Vice President and President — Insurance Services Division
Troy L. Hartman	36	Executive Vice President and President — ExamOne
James J. Mussatto	54	Executive Vice President — Healthcare and Substance Abuse Testing
Craig R. Meegan	39	Vice President and Controller
James R. Seward	51	Class A Director
D. Scott Mackesy	36	Class A Director
Paul B. Queally	40	Class B Director
Sean M. Traynor	35	Class B Director
John P. Mascotte	65	Class B Director
W. Roger Drury	57	Class C Director
John E. Walker	65	Class C Director

Mr. Grant was appointed Chairman of the Board, President, Chief Executive Officer and a class C director of LabOne upon the merger of LabOne, Inc., a Delaware corporation (the "Delaware corporation"), into LabOne (formerly Lab Holdings, Inc.) in 1999 (the "merger"). Mr. Grant served as a director of the Delaware corporation from 1993 to the time of the merger. He served as Chairman of the Board, President and Chief Executive Officer of the Delaware corporation from October 1995 to the time of the merger. He served as Chairman of the Board of LabOne from May 1993 to September 1997. Mr. Grant also is a director of Commerce Bancshares, Inc.

Mr. Asselta was appointed Executive Vice President and Chief Operating Officer of LabOne in December 2000. He worked in various management and engineering positions at UPS and RPS (FedEx) before joining LabOne in April of 1995. At LabOne, Mr. Asselta has served as Director of Field Operations, Vice President for Clinical Sales Administration, Senior Vice President for Healthcare and Executive Vice President for Operations. In these roles, Mr. Asselta developed and managed various operational and business development units supporting all of LabOne's laboratory divisions.

Mr. McCarty became Executive Vice President and Chief Financial Officer of LabOne, effective April 1, 2000. From January 1999 through December 1999, Mr. McCarty served as Senior Vice President and Chief Financial Officer of eai Healthcare Staffing Solutions, Inc., Phoenix, Arizona, a healthcare staffing company which was sold to Rehab Care Group, Inc. From November 1997 to November 1998, he was Senior Vice President and Chief Financial Officer of United Dental Care, a dental health maintenance organization which was acquired. From May 1996 to October 1997, he was Executive Vice President and Chief Financial Officer of NovaMed Eyecare Management, an ophthalmology and surgery center management company. Prior to May 1996 he was Assistant Vice President of corporate finance and Vice President of Columbia Capital Corporation for Columbia/HCA Healthcare Corporation, where he was responsible for over $7 billion in financing.

Mr. Ratterman was appointed Executive Vice President and Chief Information Officer in December 2001. He previously worked in a wide range of software, technical, and management positions throughout his career. Mr. Ratterman held the role of Senior Vice President of Applications Development at Bridge Information Systems Inc. from January 1997 to June 1999 and held the Chief Information and Technology Officer position at Bridge from June 1999 to December 2001. In that position, he managed one of the world's largest private IP networks, and the flow of products and services delivered over that network, which provided valuable stock market insight to financial industry professionals around the world. When Bridge was acquired in 2001 by its competitor, Reuters, he assumed additional responsibility as a Senior Company Officer in the new organization.

Mr. Benage was appointed Executive Vice President, General Counsel and Secretary of LabOne in May 2001. Upon graduation from law school he joined the law firm of Hillix, Brewer, Hoffhaus, Whittaker and Wright where he was admitted to the partnership in 1984. In 1998 his firm merged with the law firm of Morrison & Hecker, and Mr. Benage became a partner there. During his tenure at Hillix Brewer, Mr. Benage served on the executive management committee and as chair of the corporate department. At Morrison & Hecker Mr. Benage served as chair of the mergers and acquisitions, corporate finance, and general business group. While at both firms Mr. Benage represented LabOne since 1983.

Mr. Sadler was appointed Executive Vice President - Administration, President - Insurance Services Division and Secretary of LabOne at the time of the merger. In his current position of Executive Vice President and President-Insurance Services Division, Mr. Sadler is responsible for the Company's insurance risk assessment business. Mr. Sadler served as a director of the Delaware corporation from 1985 to the time of the merger. He served as Executive Vice President - Administration of the Delaware corporation from 1993 to the time of the merger and as President - Insurance Laboratory Division from 1994 to the time of the merger. He served as Secretary of the Delaware corporation from 1988 to the time of the merger.

Mr. Hartman joined LabOne as Vice President - ExamOne in October 1999. In his current position of Executive Vice President and President - ExamOne Mr. Hartman is responsible for insurance sales and marketing and the ExamOne paramedical operations. From October 1993 through December 1997, Mr. Hartman served as Vice President of Business Development for IMR (Insurance Medical Reporter), a paramedical company. IMR merged with Physical Measurements Inc. (PMI) in December 1997. IMR had annual revenues of $32 million at the time of the merger. In December 1997, Mr. Hartman became Vice President of Sales and Marketing for PSA (Paramedical Services of America), a paramedical company. At the time Mr. Hartman left PSA in October 1999 it had annual revenues of approximately $75 million.

Mr. Mussatto was appointed Executive Vice President - Healthcare and Substance Abuse Testing in September 2001 at the time of the Osborn Group acquisition. He joined Osborn in 1997, and was the Senior Vice President Sales and Life and Health Laboratory Operations. Prior to Osborn he had a 25-year career with several major hospital and clinical laboratory organizations. Mr. Mussatto has held senior operations and sales and marketing positions with such companies as Laboratory Corporation of America, MetPath, Corning, Inc., Med Express National Laboratory Center, and American Hospital Supply Corporation, Inc.

Mr. Meegan joined LabOne as Vice President and Controller in November 2003. From June 2000 to November 2003, Mr. Meegan served as Vice President, Finance for AMC Entertainment Inc., a theatrical exhibition company with annual revenues of approximately $1.8 billion. From November 1994 to June 2000, Mr. Meegan worked in various finance and accounting positions at AMC Entertainment Inc. Prior to November 1994, Mr. Meegan was employed with Marion Merrell Dow Inc., a pharmaceutical company, and held various positions at Deloitte & Touche LLP, an international public accounting firm.

Biographical information for Mr. Mascotte is included under "Nominee for Election as Director".

Mr. Seward was appointed a class A director at the time of the merger. Mr. Seward was a director of the Delaware corporation from 1987 to the time of the merger. Mr. Seward has been self-employed as a private investor and consultant since August 1998. From December 1996 to August 1998, he served as President, Chief Executive Officer and a director of SLH Corporation, a wholly-owned subsidiary of LabOne prior to its spin-off in March 1997. He was Executive Vice President of LabOne from 1993 - 1997 and served as its Chief Financial Officer from 1990-1997. Mr. Seward is a Chartered Financial Analyst (CFA) and has M.B.A. and M.P.A. degrees from the University of Kansas. Mr. Seward also is a director of Syntroleum Corporation and Concorde Career Colleges.

Mr. Mackesy was elected a class A director of LabOne at the special meeting of shareholders held January 31, 2002. Mr. Mackesy is a general partner of Welsh Carson Anderson & Stowe, where he focuses primarily on investments in the healthcare industry, and is a managing member of the general partner WCAS IX Associates, L.L.C. Prior to joining Welsh Carson in 1998, Mr. Mackesy was a Vice President in the Investment Research Department at Morgan Stanley Dean Witter, where he was a health care equity research analyst. Mr. Mackesy received his bachelor's degree from The College of William & Mary. He is a member of the board of directors of United Surgical Partners, Inc. and several private companies, including Concentra, Inc. and AmeriPath, Inc.

Mr. Queally was appointed a class B director of LabOne on August 31, 2001. His term ends at the 2004 annual meeting of shareholders. Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe, where he focuses primarily on investments in the healthcare industry, and is a managing member of the general partner WCAS IX Associates, L.L.C. Prior to joining Welsh Carson in 1996, Mr. Queally was a general partner at the Sprout Group, the private equity group of Donaldson, Lufkin & Jenrette. Mr. Queally received his bachelor's degree from the University of Richmond and an MBA from Columbia Business School. He is currently the Chairman of the Board of Concentra, Inc., and a member of the boards of directors of MedCath, Inc., United Surgical Partners, Inc. and several private companies, including Concentra, Inc. and AmeriPath, Inc.

Mr. Traynor was elected a class B director of LabOne at the special meeting of shareholders held January 31, 2002. His term ends at the 2004 annual meeting of shareholders. Mr. Traynor is a general partner at Welsh, Carson, Anderson & Stowe, where he focuses on investments in the healthcare, information services and telecommunications industries and is a managing member of the general partner WCAS IX Associates, L.L.C. Prior to joining Welsh Carson in 1999, Mr. Traynor worked in the healthcare and financial services investment banking groups at Bankers Trust Alex, Brown, and he also spent three years with Coopers & Lybrand. Mr. Traynor earned his bachelor's degree from Villanova University and MBA from the Wharton School of Business. He is a member of the boards of directors of several private companies, including AmeriPath, Inc.

Mr. Drury was elected a Class C director at the January 31, 2002 special shareholder meeting. Mr. Drury is a private investor. He held the position of Chief Financial Officer at Humana, Inc. from 1992 until his retirement in 1996. Mr. Drury held a number of other senior positions at Humana, Inc. from the time he joined it in 1979 until his promotion to Chief Financial Officer. Mr. Drury was a certified public accountant with PriceWaterhouseCoopers, serving in its Louisville practice and New York national offices. Mr. Drury graduated summa cum laude and valedictorian from Bellarmine University in 1969 with a degree in accounting. He is a member of the boards of directors of Trilogy Healthcare Services and Boyshaven, and he has served on the boards of directors of several private and public companies, as well as several civic and charitable not for profit organizations.

Mr. Walker was appointed a class C director of LabOne at the time of the merger. Mr. Walker was a director of the Delaware corporation from 1984 to the time of the merger. He retired as Managing Director - Reinsurance of Business Men's Assurance Company of America in 1996. He served as Vice Chairman of the Board of the Delaware corporation prior to 1994. Mr. Walker is a director of FBL Financial Group, Inc.

Code of Ethical Conduct

The Board of Directors has adopted a Code of Ethical Conduct for directors and employees of LabOne and its subsidiaries. The Code of Ethical Conduct supplements existing standards of conduct previously established in support of LabOne's compliance program. The Code of Ethical Conduct is available at the Company's web site at www.labone.com. Any amendment to, or waiver from, the Code of Conduct that applies to the Company's Chief Executive Officer, Chief Financial Officer, or Controller, or persons performing similar functions, and that relates to any element of the Code of Conduct required by Item 406(b) of Regulation S-K will be posted on the Company's web site identified above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by LabOne to or on behalf of (i) the person who served as its chief executive officer during 2003 and (ii) the four next most highly compensated executive officers serving as of December 31, 2003 (collectively, "Named Executive Officers"), for services rendered in all capacities to LabOne and its subsidiaries for each of the last three completed fiscal years.

		Annual Compensation		Long-Term Compensation
Name, Principal Position	Fiscal Year	Salary ($)	Bonus($) (1)	Securities Underlying Options Granted (#)	All Other Compensation ($) (2)
W. Thomas Grant II, Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	325,000 249,000 249,000	320,125 103,335 86,447	9,719 254,156 0	26,993 26,510 22,347
Michael J. Asselta, Executive Vice President and Chief Operating Officer	2003 2002 2001	225,000 155,000 138,654	166,219 48,244 30,089	4,537 178,256 0	26,657 21,869 17,718
John W. McCarty, Executive Vice President and Chief Financial Officer	2003 2002 2001	225,000 175,000 175,000	166,219 54,469 40,504	5,123 127,889 0	20,801 20,318 17,367
Joseph C. Benage, Executive Vice President, General Counsel and Secretary	2003 2002 2001	175,000 175,000 104,327	103,425 69,050 68,964	32,732 16,552 80,000	26,993 22,642 215
Joseph P. Ratterman, Executive Vice President and Chief Information Officer	2003 2002 2001	200,000 200,000 8,602	98,500 82,500 3,900	0 65,000 10,000	26,657 13,577 0

(1)The amounts shown in this column for 2003 consist of:

Cash in the amounts of $320,125 for Mr. Grant, $166,219 for Mr. Asselta, $166,219 for Mr. McCarty, $103,425 for Mr. Benage and $48,500 for Mr. Ratterman under LabOne's 2003 annual incentive plan.

A discretionary bonus of $50,000 paid to Mr. Ratterman.

(2)The amounts shown in this column for 2003 consist of:

Contributions by LabOne to the accounts of the named executive officers under LabOne's defined contribution pension plan in the amounts of $20,441 for Messrs. Grant, Asselta, McCarty, Benage and Ratterman.

50% matching contributions by LabOne to the accounts of such persons under LabOne's profit-sharing 401(k) plan in the amounts of $6,000 for Messrs. Grant, Asselta, Benage and Ratterman.

Insurance premium payments by LabOne with respect to group term life insurance for the benefit of such persons in the amounts of $552 for Messrs. Grant and Benage, $360 for Mr. McCarty, and $216 for Messrs. Asselta and Ratterman.

Option Grants in 2003

The following table provides certain information regarding individual grants of stock options made during 2003 to each of the Named Executive Officers.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)

					5%	10%
W. Thomas Grant II	9,719(1)	5.25	$17.72	01/01/13	108,309	274,475
Michael J. Asselta	4,537(1)	2.45	$17.72	01/01/13	50,560	128,130
John W. McCarty	5,123(1)	2.77	$17.72	01/01/13	57,091	144,679
Joseph C. Benage	2,732(1) 30,000(2)	1.48 16.22	$17.72 $28.51	01/01/13 11/18/13	30,445 537,894	77,155 1,363,128
Joseph P. Ratterman	0	0	0	0	0	0

(1)The option granted under the LabOne 2002 Bonus Replacement Stock Option Program is fully vested at time of grant and contains a reload feature.

(2)The option vests in five equal annual installments, subject to immediate vesting upon a "change of control" of LabOne as defined in the stock option agreement governing the stock option.

Aggregated Option Exercises in 2003 and December 31, 2003 Option Value Table

The following table provides certain information concerning the exercise of stock options during 2003 by each of the Named Executive Officers and the number and value of unexercised options held by such persons on December 31, 2003.

			Number of Shares Underlying Unexercised Options on December 31, 2003 (#)		Value of Unexercised In-the-Money Options on December 31, 2003 ($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Options Exercisable	Options Unexercisable	Options Exercisable	Options Unexercisable
W. Thomas Grant II	0	0	193,035	195,840	3,160,267	1,925,069
Michael J. Asselta	0	0	42,793	140,000	537,451	1,659,800
John W. McCarty	0	0	92,638	96,000	1,899,461	930,720
Joseph C. Benage	0	0	80,517	30,000	1,879,450	118,800
Joseph P. Ratterman	0	0	13,000	52,000	174,760	699,040

Equity Compensation Plans

The following table summarizes information about equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders (1)(2)	1,749,090	18.03	2,188,536
Equity compensation plans not approved by shareholders	0		0
	1,749,090	18.03	2,188,536

(1)Consists of the 1987 Plan, the 1997 Plan, the 1997 Director Plan, and the 2001 Plan. See Compensation Committee Report.

(2)The Bonus Replacement Stock Option Program under the 2001 Plan previously incorporated a formula pursuant to which the total number of shares for which stock options may be granted under this Program each calendar year equals 3% of the total outstanding shares as of the first day of such year, plus shares available in previous years for which stock options have not been granted under this Program and shares subject to the unexercised portion of stock options granted under this Program that have expired or lapsed or been terminated, forfeited or cancelled. In February 2004 the Board terminated this formula and froze the number of shares for which stock options can be granted under the Program at 984,699.

Employment Agreements

LabOne has employment agreements with each of the Named Executive Officers.

Mr. Grant's agreement is renewable annually for successive one-year terms unless LabOne elects not to extend the agreement. Mr. Benage's agreement provides for his employment for a three-year term from May 2001 to May 2004 and is renewable annually for successive one-year terms unless LabOne elects not to extend the agreement. The agreements with Messrs. McCarty, Asselta and Ratterman are terminable on 30 days' notice. The current annual base salaries provided pursuant to these agreements are $325,000 to Mr. Grant, $225,000 to Messrs. McCarty and Asselta, $205,000 to Mr. Benage, and $200,000 to Mr. Ratterman.

In the event that LabOne terminates Mr. Grant without cause (as defined in the agreement), LabOne will pay Mr. Grant a lump sum severance payment equal to his base salary due for the balance of the current term plus one year of his base salary. In the event that LabOne terminates Messrs. McCarty, Asselta or Benage without cause, LabOne will pay him a lump sum severance payment equal to one year of his base salary. If LabOne terminates Mr. Ratterman without cause, LabOne will pay him a lump sum severance payment equal to six months of his base salary.

Under each of the agreements with the Named Executive Officers, if a change of control of LabOne (as defined in the agreements) occurs when such officer is in LabOne's full-time employment, and within one year after such a change in control the officer's employment is terminated for any reason other than permanent disability, death or normal retirement, LabOne will pay the officer as termination compensation a lump sum amount equal to three times the officer's average annual compensation for the most recent five taxable years (subject to certain limitations prescribed in the Internal Revenue Code) and any remaining term of the officer's agreement will be cancelled. Under each agreement, the officer agrees not to compete with LabOne for a period of two years after the termination of his employment.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Paul B. Queally, Chairman, D. Scott Mackesy and W. Roger Drury. None of the members of the committee is a current or former employee or officer of LabOne or any of its subsidiaries or has any relationship with LabOne other than those described in this proxy statement.

Compensation Committee Report on Executive Compensation

All issues pertaining to executive compensation are reviewed by the Compensation Committee and recommendations are submitted by the committee to the full Board for approval.

Compensation Philosophy

The philosophy governing executive compensation is based on a belief that management and shareholders have a common goal of increasing the value of LabOne. The business strategy for achieving this goal is expressed in LabOne's mission statement: "LabOne is dedicated to maximizing the return on investment for our shareholders . . . to providing the lowest-cost, highest-quality laboratory testing services for our clients . . . to providing a working environment that emphasizes accountability for results and rewards employees based on their contribution to LabOne's success".

Three principal elements of executive compensation - base salary, annual incentive compensation, and stock options - are used to motivate and reward the accomplishment of annual and long term corporate objectives, build shareholder value, reinforce a strong orientation toward operating excellence, provide variability in individual awards based on contributions to business results, and maintain a competitive compensation package to attract, retain and motivate individuals of the highest professional quality.

Base Salary

Base salaries for 2000 were developed based on a survey conducted in 1999 by the Hay Group, a compensation consulting firm. Base salaries were targeted at the median level of pay for comparable positions in the Hay Group All-Organization Database. The Committee also considered an individual performance evaluation for each executive officer in determining his or her base salary. Base salary decisions were not based upon any specific financial performance measure or criterion with respect to LabOne. Any increases to base salary during 2001 were limited to those instances in which an increase was justified by the individual's performance or increased assumption of responsibilities and ability to affect shareholder value.

In 2002, at the request of the Board, Welsh, Carson, Anderson & Stowe performed a market review of the executive pay programs at peer companies to determine the competitive pay ranges for the chief executive officer, chief operating officer, chief financial officer, general counsel, and chief information officer positions. Based on the results of the market review, individual performance and responsibilities, and the ability of the officer to affect shareholder value, increases to the base salaries Messrs. Grant, McCarty and Asselta were recommended to and approved by the Board effective January 1, 2003. The Committee's recommendations were based upon its subjective review of these factors, and was not based upon any specific criteria or financial performance measure.

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward the accomplishment of targeted growth in operating results. The Committee established a goal under the 2003 plan based upon the Committee's judgment of reasonable earnings per share growth over the previous fiscal year. No incentive bonuses were payable under the plan if the minimum earnings threshold was not met. The size of the incentive pool increases pursuant to a formula established by the Committee as earnings increase over the minimum threshold. Under the plan, the incentive pool is distributed to designated officers and managers at year end according to a pre-established weighting. The weighting is based upon management's subjective evaluations of each individual's potential contribution to LabOne's financial and strategic goals for the year, and is reviewed and approved by the Committee. Bonuses accrued to management employees under the plan for 2003 totaled $2,088,840.

LabOne also pays discretionary annual bonuses to executive officers and key employees of LabOne and its subsidiaries on an irregular basis upon the recommendation of the Committee. In making determinations as to recommended bonuses, the Committee considers the financial condition and the operating results over the last fiscal year, the level of salary, bonus, fringe and other benefits currently provided to the executive and the individual performance of the executive. The Committee's recommendations are based upon its subjective review of these factors and also may be based in part on specific criteria or financial performance measurements. Discretionary bonuses paid to management employees for 2003 totaled $50,000.

Stock Options

The Compensation Committee, as well as the Board, believes that significant stock ownership through stock options by key management employees should be a major incentive in aligning the interests of management and shareholders, because value is only provided if the stock price increases and because stock options have an effective long-term reward and retention function.

LabOne administers the 1987 long-term incentive plan (the "1987 Plan") and the 1997 long-term incentive plan (the "1997 Plan"). Under the plans, ten-year nonqualified stock options are granted to executive officers and other key employees when they are hired or promoted into eligible positions, with vesting generally occurring over five years. In addition, LabOne administers the Lab Holdings, Inc. 1997 Director Stock Option Plan (the "1997 Director Plan"), pursuant to the terms of which certain directors who did not continue in office after the merger hold options to acquire 6,000 shares of LabOne Common Stock.

LabOne also administers the 2001 Long-Term Incentive Plan (the "2001 Plan"). The 2001 Plan includes three separate programs designed to further align the interests of employees and directors with the interests of shareholders. The plan includes the Bonus Replacement Stock Option Program, under which LabOne may permit or require employees who are eligible to receive incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of cash. The Stock Program for Outside Directors provides that outside directors of LabOne will receive their annual retainer fees in a combination of cash, shares of LabOne Common Stock and stock options. The Stock Incentive Program permits discretionary awards of stock incentives to officers, directors, key employees and consultants of LabOne.

Chief Executive Officer's Compensation

During 2003 Mr. Grant received an annual base salary of $325,000. Mr. Grant also received a car allowance and other perquisites totaling $12,283 in 2003. In addition, he participated in LabOne's 2003 annual incentive plan. Based on 2003 plan results, Mr. Grant earned an incentive bonus for 2003 of $320,125. The bases for these compensation levels are described above. During 2003 Mr. Grant did not receive additional grants of stock options.

Deductibility Cap on Compensation Exceeding $1,000,000

The Committee has considered the potential impact of section 162(m) of the Internal Revenue Code regarding non-deductibility of annual compensation in excess of $1,000,000. The Committee does not believe that section 162(m) will have any material impact upon LabOne, given the current salary and bonus levels of officers of LabOne and the treatment in the regulations of compensation under LabOne's long-term incentive plans. The Committee believes that many of the options currently outstanding are exempt from the deductibility limit under the transition provisions set forth in the regulations under section 162(m). It is the Committee's current intention that options granted under LabOne's long-term incentive plans will qualify as performance-based compensation and be exempt from the deductibility limits of section 162(m). The Committee will continue to evaluate the advisability of qualifying executive compensation for deductibility under section 162(m).

Submitted by the Compensation Committee

Paul B. Queally, Chairman
D. Scott Mackesy
W. Roger Drury

Comparison of Five Year Cumulative Total Return Among
LabOne, Nasdaq Composite Index and Peer Group

$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
1998
1999
2000
2001
2002
2003
LabOne, Inc.
Nasdaq US CRSP Index
Peer Group

	1998	1999	2000	2001	2002	2003
LabOne, Inc.	100.00	42.57	35.60	95.35	109.71	201.03
Peer Group(1)	100.00	190.06	632.47	612.49	442.80	595.37
Nasdaq US CRSP Index	100.00	185.43	111.83	88.76	61.37	91.75

The table assumes the investment at the close of business on December 31, 1998, of $100 in LabOne common stock and in the portfolio represented in each index, and assumes that all dividends were reinvested.

The NASDAQ Composite is a NASDAQ Stock Market index consisting of U.S. companies that is provided by the Center for Research in Security Prices of the University of Chicago. LabOne has selected an index of four testing laboratories and insurance services companies as its peer group: Bio-Reference Laboratories, Inc., Hooper Holmes, Inc., Laboratory Corporation of America Holdings, and Quest Diagnostics, Inc. The Company believes that the peer group index provides an appropriate comparison.

(1)AmeriPath, Inc. and Impath, Inc., which were included in our Peer Group in our 2002 Proxy Statement, have been acquired and are no longer available for inclusion in our Peer Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 31, 2001, WCAS IX invested a total of $50 million in preferred stock and subordinated debt of LabOne to fund the acquisition of the Osborn Group and related expenses of the transaction. The securities consisted of $14 million of Series B-1 Convertible Preferred Stock, $21 million of Series B-2 Preferred Stock, and $15 million of subordinated debt. LabOne also issued to WCAS IX 350,000 warrants with a nominal strike price. On January 31, 2002, the holders of Common Stock approved the automatic conversion of all Series B-2 Preferred Stock into Series B-1 Convertible Preferred Stock.

The subordinated debt was retired December 31, 2002. During 2003 WCAS IX converted all shares of the Series B-1 Convertible Preferred Stock to Common Stock and distributed the Common Stock received to its limited and general partners. Also during 2003 WCAS IX exercised the warrants and sold the Common Stock received.

Paul B. Queally, Sean M. Traynor and D. Scott Mackesy are directors of LabOne. Messrs. Queally, Mackesy, and Traynor had an interest in the above transactions by virtue of their relationships with Welsh, Carson, Anderson & Stowe and WCAS IX. Each of them will not continue as a director of the Company after the annual meeting. See additional information provided under the heading "Election of Director".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows as of April 1, 2004, the total number of shares of Common Stock beneficially owned by persons known to be beneficial owners of more than 5% of the outstanding common stock.

Beneficial Owner	Shares of LabOne Beneficially Owned March 1, 20031	Percentage of Outstanding Shares of LabOne Beneficially Owned
St. Denis J. Villere & Co. 210 Baronne Street Suite 808 New Oreleans, LA 70112-1727	874,4002,3	5.2%

1. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

2. As reported in a Schedule 13G filed by the beneficial owner as of December 31, 2003.

3. According to the Schedule 13G filed by the reporting person, the reporting person has sole voting and dispositive power with respect to 3,700 shares and shared voting and dispositive power with respect to 870,700 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of April 1, 2004, for each director, each of the Named Executive Officers, and all directors and executive officers of LabOne as a group, the total number of shares of Common Stock beneficially owned by such persons.

Beneficial Owner	Shares of LabOne Beneficially Owned1,2	Percentage of Outstanding Common Stock of LabOne Beneficially Owned3
W. Thomas Grant II	365,2964,5	2.15%
Michael J. Asselta	51,0494	*
John W. McCarty	123,507	*
Joseph C. Benage	75,1574	*
Joseph P. Ratterman	26,5964	*
James R. Seward	40,482	*
D. Scott Mackesy	2,912	*
Paul B. Queally	6,020	*
Sean M. Traynor	2,912	*
W. Roger Drury	3,193	*
John E. Walker	26,4416	*
John P. Mascotte	2,161	*
All directors and executive officers of LabOne as a group (16 persons)	837,407	4.92%

* Less than 1% of outstanding shares.

1. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

2. Includes the following numbers of shares which such persons have the right to acquire within 60 days after April 1, 2004 pursuant to options granted under LabOne's Long-Term Incentive and Bonus Replacement Plans: W. Thomas Grant II, 241,995 shares; Michael J. Asselta, 47,793 shares; John W. McCarty, 116,638 shares; Joseph C. Benage, 73,517 shares; Joseph P. Ratterman, 26,000 shares; James R. Seward, 3,714 shares; D. Scott Mackesy, 2,912 shares; Paul B. Queally, 5,020 shares; Sean M. Traynor, 2,912 shares; W. Roger Drury, 2,912 shares; John E. Walker, 4,404 shares; John P. Mascotte, 1,444 shares; and all directors and executive officers as a group, 622,380 shares.

3. For purposes of determining this percentage, the outstanding shares of LabOne include shares which such persons have the right to acquire as of or within 60 days after April 1, 2004.

4. Includes the following numbers of shares held as of February 27, 2004 in individually directed accounts of the named persons under LabOne's 401(k) profit-sharing plan, as to which each of such persons has sole investment power only: W. Thomas Grant II, 27,497 shares; Michael J. Asselta, 3,256; Joseph C. Benage, 658 shares; Joseph P. Ratterman, 596 shares; and all directors and executive officers as a group, 39,657 shares.

5. Includes 63,462 shares held in a family trust for which W. Thomas Grant II serves as co-trustee and in that capacity shares voting and investment powers, 13,763 shares owned by a son of W. Thomas Grant II who lives in the home, and 4,007 shares owned by the wife of W. Thomas Grant II, as to which he disclaims beneficial ownership.

6. All of Mr. Walker's shares are owned by a revocable trust for Mr. Walker's wife, as to which he disclaims beneficial ownership.

SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting

Shareholder nominations of persons for election as directors or other proposals may be brought before the 2005 annual meeting of shareholders only by shareholders entitled to vote at such meeting who give timely written notice thereof in compliance with Article VI of the by-laws, which notice must be delivered to the Secretary of LabOne on the earlier of (a) 90 days prior to the date of such meeting or (b) if LabOne does not provide at least 100 days' prior notice or public announcement of the date of such meeting, the shareholder notice must be delivered to the Secretary not more than ten days following the mailing date of the notice or public announcement of the date of the meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy

To be considered for inclusion in the proxy statement and proxy for the 2005 annual meeting of shareholders, any shareholder proposal must be received at LabOne's corporate office by December 17, 2004.

GENERAL

The Board knows of no other matters which will be presented for consideration at the annual meeting. If any other matters do properly come before the meeting, proxies in the accompanying form confer upon the persons named in them discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission.

By Order of the Board of Directors

JOSEPH C. BENAGE
Secretary

April 8, 2004

APPENDIX A

LabOne, Inc.

Amended and Restated Charter — Audit Committee

Membership

The audit committee shall consist of three or more directors who in the judgment of the Board of Directors meet the independence, experience and other requirements of the listing standards adopted by NASDAQ ("NASDAQ Rules") and the rules and regulations of the Securities and Exchange Commission ("Commission"). At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors be financially sophisticated within the meaning of the NASDAQ Rules.

Purpose and Scope

The Audit Committee assists the Board of Directors with oversight of: (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, (d) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and (e) the performance of the Company's internal audit function and of the independent auditor. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company's financial statements. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls.

Responsibilities

1. Be directly responsible for (a) appointing and retaining (subject to ratification by the Company's stockholders), and terminating when appropriate, the independent auditor, (b) setting the independent auditor's compensation, (c) overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting), and (d) pre-approving all audit services to be provided by the independent auditor. The independent auditor shall be accountable to and report directly to the Audit Committee.

2. Pre-approve all permitted non-audit services to be performed by the independent auditor or establish pre-approval policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

3. Take appropriate action to oversee the independence of the independent auditor, including, at least annually: (a) considering the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence; (b) obtaining and reviewing from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; and (c) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

4. Monitor the periodic rotation of the lead audit partner having responsibility for the audit and the concurring review partner of the independent auditor responsible for reviewing the audit in accordance with NASDAQ Rules and applicable law.

5. Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management's response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6. Review, at least annually, the scope and results of the internal audit program, including then current and future programs, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal auditor.

7. Review with the independent auditor, the Company's internal auditor, and management: (a) the systems of internal controls (including any significant deficiencies and material changes in internal controls reported to the Audit Committee by the independent auditor or management), internal control over financial reporting, significant accounting principles and practices, and disclosure controls and procedures followed by the Company in accounting for and reporting its financial results of operations; (b) all critical accounting policies and practices used; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, their ramifications and the preferences of the independent auditors; and (d) other material written communications between the independent auditors and management.

8. Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as may be modified and in effect at that time of the annual statements.

9. Recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

10. Review with management earnings press releases, and any formal guidance the Company may plan to offer.

11. Discuss with management Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

12. Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

13. Establish procedures for the receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

14. Review policies for the hiring of employees and former employees of the independent auditor to ensure that the independence of the independent auditor is not affected.

15. Provide the report required by the Commission to be included in the Company's annual proxy.

16. Review annually this charter for adequacy and recommend changes to the Board of Directors.

Authority

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention. The Audit Committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have the authority to take all actions consistent with this Charter, the Company's Articles of Incorporation and Bylaws, the NASDAQ Rules and governing law that it deems necessary or appropriate to fulfill its duties and responsibilities.

Funding

The Company shall provide appropriate funding, as determined by the Audit Committee without seeking the approval of the Board or the Company, for (a) compensation of the independent auditors, (b) compensation of any advisers retained by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

Meetings

The Audit Committee shall meet at least quarterly and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor to discuss matters that any of them believe should be discussed privately with the Audit Committee. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

APPENDIX B

LabOne, Inc.

2001 LONG-TERM INCENTIVE PLAN
(AS PROPOSED TO BE AMENDED)

ARTICLE I

GENERAL PROVISIONS

1.1. Purpose of the Plan.

The purpose of the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan") is to further the earnings of LabOne, Inc. ("LabOne") and its subsidiaries (collectively the "Company") by: (a) assisting the Company in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (b) providing for the award of long-term incentives to such officers, directors, employees and consultants.

The Plan includes separate programs designed to further the purposes of the Plan: (i) the Bonus Replacement Stock Option Program, under which LabOne may permit or require employees who are eligible to receive annual incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of such incentive compensation, (ii) the Stock Program for Outside Directors, which provides for automatic annual grants of Shares to outside directors of LabOne of a portion of their annual retainer fees and an annual option to purchase Shares, and (iii) the Stock Incentive Program, which permits the award of stock incentives to officers, directors, key employees and consultants of the Company.

The Plan is not intended to be a Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. Certain capitalized terms used herein are defined in Section 1.6 below.

1.2. Administration.

1.2.1 Composition of the Committee. The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of LabOne (the "Board"). The members of the Committee shall be appointed by and may be changed from time to time in the discretion of the Board. The Board may, in its sole discretion, bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee. The Board may require that each member of a Committee authorized to grant Awards or make determinations with respect to a Reporting Person be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import. The Board may require that each member of a Committee authorized to grant Awards or make determinations with respect to a Covered Employee be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

1.2.2. Authority of the Committee. The Committee shall have full and final power and authority to administer and interpret the Plan. In addition to such general power and authority, and subject to the provisions of the Plan, the Committee shall have such specific authority in administering each Program as provided in the Plan. The Committee shall have the power and authority to authorize the issuance of Shares pursuant to Awards granted under the Plan. Decisions of the Committee shall be final, binding and conclusive on all persons, including the Company and any Participant. The Committee may hold meetings and take action in the manner permitted under the applicable provisions of the Articles of Incorporation and By-laws of the Company, resolutions of the Board and applicable law, as amended from time to time. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award under the Plan.

1.2.3. Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

1.3. Stock Subject to the Plan.

1.3.1. Number of Shares. The aggregate number of Shares that may be subject to Awards under each Program shall be as specified in the Plan. Shares authorized for issuance or transfer pursuant to Awards under one Program may not be used to satisfy Awards under another Program. Shares issued or transferred under the Plan may be authorized and unissued Shares or treasury Shares.

1.3.2. Adjustment to Shares Upon Certain Events. In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected Participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding Awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding Awards as it deems equitable in its sole discretion. Fractional Shares resulting from any such adjustments shall be eliminated. No adjustment or action described in this Section 1.3.2 shall be authorized to the extent that such adjustment or action would (a) cause the Plan or any Incentive Stock Option granted or to be granted under the Plan to violate Section 422 of the Code, or (b) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (if the Board determines that such Performance-Based Awards should comply with such provisions).

1.3.3. Limit on Individual Grants. Subject to adjustment as provided in Section 1.3.2 hereof, (a) the maximum number of Shares subject to stock options which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 500,000 Shares, (b) the maximum number of Shares underlying stock appreciation rights which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 150,000 Shares and (c) the maximum number of Shares subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards which may be granted under the Plan in any calendar year to any Participant shall be 150,000 Shares. In addition, the maximum amount of compensation payable in respect of performance unit awards, cash in addition to an Award under Section 4.12 hereof and dividend equivalents under Section 4.13.2 hereof that may be paid in the aggregate under the Plan in any calendar year to any Participant shall not exceed $1,500,000. All determinations under this Section shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder, to the extent that the Board determines that Awards under the Plan should comply with such provisions.

1.3.4. Limit on Certain Types of Awards. Subject to adjustment as provided in Section 1.3.2 hereof, the maximum number of Shares which may be issued in the aggregate with respect to restricted stock and restricted stock unit awards under Section 4.8 hereof, performance share awards under Section 4.9 hereof and other stock-based awards payable in Shares pursuant to Section 4.10 hereof shall be 150,000 Shares, provided that Shares awarded pursuant to any such Award shall not, to the extent such Award expires or lapses or is terminated, forfeited or cancelled, be counted against the maximum number of Shares which may be issued pursuant to this Section 1.3.4.

1.4. Eligibility to Receive Awards.

All officers, directors, employees and consultants of the Company are eligible to be Participants in the Plan. Incentive Stock Options (as defined below) may be granted only to persons eligible to receive such options under the Code.

1.5. Form of Awards.

Subject to the provisions of the Plan, Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards as provided herein or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any successor provision ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options"). The types of Awards that may be granted under each Program are specified in the Plan.

1.6. Certain Definitions

1.6.1. "Affiliate" of LabOne means any person or organization that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, LabOne.

1.6.2. "Award" means any award of stock options to purchase Shares, stock appreciation rights, performance units, performance shares, restricted stock, restricted stock units or other stock-based awards as provided herein or any combination of the above granted under the Plan.

1.6.3. "Beneficiary" means the person or persons designated in writing by the grantee of an Award as the grantee's Beneficiary with respect to such Award; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the grantee's estate or the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an Award. In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

1.6.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

1.6.5. "Covered Employee" means a "covered employee" for a particular taxable year of the Company within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder or any Participant who the Committee believes may be such a covered employee for a particular taxable year of the Company, and who the Committee believes may have remuneration in excess of $1,000,000 for such taxable year, as provided in Section 162(m) of the Code.

1.6.6. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

1.6.7. "Fair Market Value" of Shares shall mean the Fair Market Value of such Shares as determined in good faith by the Board or the Committee, provided that if the Shares are then traded on a national securities exchange or NASDAQ, the "Fair Market Value" of Shares as of a particular day shall mean the Closing Price of the Shares on the business day immediately prior to such day, unless the average of the Closing Price over a different number of days is selected by the Committee for purposes of such determination. "Closing Price" as of a particular day with respect to the Shares shall be the last sale price of the Shares, or in the absence thereof the average of the closing bid and asked prices of the Shares, on the national securities exchange on which such Shares are listed and principally traded or, if such Shares are not listed on any national securities exchange, as reported by NASDAQ.

1.6.8. "Outside Director" means a member of the Board of Directors who is not an employee of LabOne or any parent corporation or subsidiary corporation of LabOne (as defined in Sections 424(e) and (f) of the Code).

1.6.9. "Participant" means any person selected to receive an Award pursuant to the Plan.

1.6.10. "Performance-Based Awards" means Awards and other compensation payable under the Plan which the Committee from time to time determines are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

1.6.11. "Programs" means the Bonus Replacement Stock Option Program, the Stock Program for Outside Directors and the Stock Incentive Program. The Programs are sometimes referred to herein individually as the Program.

1.6.12. "Reporting Person" means any person subject to Section 16 of the Exchange Act, or any successor rule.

1.6.13. "Shareholder-Approved Performance Goals" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance-Based Awards described in Section 4.11 hereof. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Shareholder-Approved Performance Goals may be described in terms of objectives related to the performance of the Participant, LabOne, any subsidiary, or any division, unit, department, region or function within LabOne or any subsidiary in which the Participant is employed. Shareholder-Approved Performance Goals may be made relative to the performance of other companies. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Shareholder-Approved Performance Goals applicable to any Performance-Based Award shall be based on specified levels of or changes in one or more of the following criteria: (i) cash flow, which may include net cash flow from operations, or net cash flow from operations, financing and investing activities, (ii) earnings per share, (iii) pre-tax income, (iv) net income, (v) return on sales, (vi) return on equity, (vii) return on assets, (viii) return on capital, (ix) return on investment, (x) revenue growth, (xi) market share, (xii) retained earnings, (xiii) improved gross margins, (xiv) operating expense ratios, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) costs, (xvii) cost reductions or savings, (xviii) debt reduction, (xix) selling, general and administrative expenses, (xx) share appreciation and (xxi) total return to shareholders (share appreciation plus dividends).

1.6.14. "Shares" means shares of Common Stock, $.01 par value per share, of LabOne as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of any transaction described in Section 1.3.2 hereof.

1.6.15. "Subsidiary" of LabOne means any organization more than 50% of whose outstanding voting securities are beneficially owned, directly or indirectly, by LabOne.

ARTICLE II

BONUS REPLACEMENT STOCK OPTION PROGRAM

2.1. The Program.

Under the Bonus Replacement Stock Option Program, LabOne may permit or require employees who are eligible to receive annual incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of such incentive compensation.

2.2. Administration of the Program.

In addition to the general power and authority specified in Section 1.2 hereof, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (a) determine whether stock options will be granted under this Program in any calendar year, (b) determine the employees or classes of employees eligible to receive stock options under this Program in any calendar year, (c) determine the date or dates on which stock options will be granted under this Program, (d) determine whether participation in this Program will be elective or mandatory, (e) determine the number of Shares that may be subject to each stock option granted under this Program, (f) determine the amount of incentive compensation to be given up for each stock option granted under this Program, (g) determine the terms and conditions of any stock option and the terms and conditions of any agreement evidencing a stock option under this Program, (h) authorize the issuance of Shares pursuant to stock options granted under this Program, (i) interpret, construe and administer this Program and any instrument or agreement relating to or evidencing an award under this Program, (j) establish, amend, suspend or waive rules and guidelines relating to this Program and stock options granted hereunder, (k) correct any defect, supply any omission and reconcile any inconsistency in this Program or any stock option granted under this Program and (l) make any other determination or take any other action that it deems necessary or desirable for administration of this Program or any stock option granted hereunder.

2.3. Shares Subject to the Program.

The total number of Shares for which stock options may be granted under this Program shall be 984,699 Shares. If for any reason any stock option granted under this Program expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that results in the Company transferring fewer Shares than were awarded pursuant to the stock option, the Shares not transferred by the Company pursuant to such stock option, to the extent of such expiration, lapse, termination, surrender, forfeiture, cancellation or decrease, shall again be available for award under this Program.

2.4. Eligibility.

Any salaried employee of the Company eligible to receive incentive compensation for a particular fiscal year of the Company shall be eligible to participate in this Program for such year.

2.5. Stock Options; Terms and Conditions.

2.5.1. Non-Qualified Stock Option. Each stock option granted under this Program shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

2.5.2. Consideration for Stock Options; Number of Shares. Each stock option under this Program shall be granted in lieu of a portion of the optionee's cash payout under any incentive compensation plan or program of the Company. The Committee shall determine the number of Shares or the manner of determining the number of Shares available for such stock option grants in any calendar year, subject to the total number of Shares available under this Program for such year, and the amount or the method of determining the amount of annual incentive compensation to be given up by Participants in return for stock option grants, taking into consideration such factors in making such determinations as the Committee deems appropriate in its sole discretion.

2.5.3. Participation of Optionees. Participation in this Program may be voluntary or mandatory, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established by the Committee.

2.5.4. Exercise Price. The option exercise price to be paid for each Share purchased upon the exercise of a stock option under this Program shall be one hundred percent (100%) of the Fair Market Value of such Share on the date the stock option is granted, as determined by the Committee.

2.5.5. Vesting. Under this Program, unless the Committee determines otherwise, (a) the total number of Shares subject to a stock option granted in lieu of incentive compensation for a calendar year shall become exercisable at the later of the time the option is granted or the incentive compensation of the optionee for such calendar year is determined by the Committee and (b) if the employment of an optionee is terminated for any reason prior to the grant or the vesting of the stock option, the stock option shall be forfeited and any incentive compensation earned by the optionee shall be payable to the optionee as if an election to acquire stock options had not been made.

2.5.6. Term of Option. Each stock option granted under this Program shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this Section. Under this Program, unless otherwise determined by the Committee prior to or at the time of the grant of a respective stock option, if the optionee's employment with the Company is terminated, the optionee may exercise any stock option granted under this Program that is exercisable on the date of termination of employment until the earlier of (a) the date on which the stock option expires and (b) the end of the applicable period below:

(i) If the optionee's employment with the Company is terminated by reason of the optionee's normal retirement (within the meaning of the money purchase pension plan of LabOne), the stock option shall terminate five (5) years after the optionee's retirement date.

(ii) If the optionee's employment with the Company is terminated by reason of the optionee's disability qualifying the optionee for long-term disability benefits under the LabOne's long-term disability plan, the stock option shall terminate five (5) years after the date of termination of employment.

(iii) If the optionee's employment with the Company is terminated by reason of the optionee's death, the stock option shall terminate one (1) year after the date of death.

(iv) If the optionee's employment with the Company is terminated by the Company without cause, the stock option shall terminate ten (10) years after the date of grant.

(v) If the optionee's employment with the Company is terminated by the Company with cause, the stock option shall terminate ninety (90) days after the date of termination of employment. "Cause" means conduct by the optionee that reflects adversely on the optionee's honesty, trustworthiness or fitness as an employee, or the optionee's willful engagement in conduct that is demonstrably and materially injurious to the Company.

(vi) If the optionee's employment with the Company is terminated by the optionee, the stock option shall terminate ninety (90) days after the date of termination of employment.

The foregoing notwithstanding, unless otherwise determined by the Committee, all outstanding stock options under this Program granted to the optionee, whether vested or unvested, shall automatically terminate if, during the term of the optionee's employment with the Company or after the termination of optionee's employment with the Company for any reason, the optionee shall, without the prior written consent of LabOne, directly or indirectly, individually or in concert with others, or through the medium of any other corporation, partnership, syndicate, association, joint venture, or other entity, or as an employee, officer, director, agent, consultant, partner, member or otherwise: (a) solicit, accept, divert or service, or attempt to solicit, accept, divert or service, any business similar to the type and character of business then engaged in by the Company from any person, corporation or other entity who was as of the date of the termination of the optionee's employment a customer of the Company, (b) solicit, induce or encourage any employee, contractor or agent of the Company to terminate employment or any other relationship with the Company or to compete with the Company in any manner, or (c) compete with the Company in any business conducted or planned to be conducted by the Company as of the date of the termination of the optionee's employment.

2.5.7. Payment for Shares. Unless otherwise determined by the Committee, payment of the purchase price of the Shares with respect to which a stock option under this Program is exercised may be made in any of the following forms: (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the stock option by a number of Shares having a Fair Market Value equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of a stock option, (e) any other lawful consideration which is satisfactory to the Committee or (f) a combination of any of the foregoing. In lieu of delivering Shares, the person exercising the stock option may provide an affidavit in form satisfactory to the Committee regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the stock option, less a number of Shares having a Fair Market Value equal to such purchase price on the date of exercise, as determined by the Committee.

2.5.8. Manner of Exercise. Any vested and exercisable stock option under this Program may be exercised in whole or in part at any time or from time to time prior to the expiration or termination of the stock option by giving written notice, signed by the person exercising the stock option, to LabOne stating the number of Shares with respect to which the stock option is being exercised, accompanied by payment in full of the exercise price for the number of Shares to be purchased. No stock option may exercised at any time with respect to a fractional Share. Any stock option of a deceased optionee may be exercised, to the extent vested at the time of such optionee's death, by the optionee's Beneficiary.

2.5.9. Effect of Certain Transactions on Stock Options. In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne; the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding stock options granted under this Program: (i) provide that such stock options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the optionee, provide that the stock option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the stock option shall terminate.

2.6. Reload Options.

2.6.1. Grant of Reload Option; Number of Shares; Price. Under this Program, the Committee may provide that an optionee shall have the right to a reload option, which shall be subject to the terms and conditions set forth herein. Subject to Sections 2.6.2 and 2.6.3 hereof and to the availability of Shares to be optioned under this Program, if an optionee has a stock option to purchase Shares (the "original option") with reload rights and pays for the exercise of the original option and/or the tax withholding obligation related to the exercise by surrendering Shares or directing LabOne to withhold Shares, the optionee shall receive a new stock option ("reload option") to purchase a number of Shares up to the number so surrendered and/or directed to be withheld, as determined by the Committee, at an exercise price equal to the Fair Market Value of the Shares on the date of the exercise of the original option.

2.6.2. Minimum Purchase Required. A reload option will be granted under this Program only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the Shares remaining under the original option if less than 25% of the Shares remain to be exercised).

2.6.3. Other Requirements. A reload option: (a) will not be granted if the Fair Market Value of the Shares on the date of exercise of the original option is less than the exercise price of the original option; (b) will not be granted if the optionee is not, on the exercise date, an employee of the Company; (c) will not be granted if the original option is exercised less than one year before the expiration of the original option; and (d) with respect to original options transferred by the optionee to another person in accordance with this Program, reload options shall be granted to the optionee upon exercise by the transferee to the same extent as if the optionee had exercised the original option in a similar manner.

2.6.4. Term of Option. The reload option shall expire or terminate on the same date as the original option would expire or terminate under Section 2.5.

2.6.5. Type of Option. The reload option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

2.6.6. No Additional Reload Options. The reload option shall not include any right to a second reload option.

2.6.7. Date of Grant; Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. Reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all Shares purchased upon the exercise of the original option (except for any Shares withheld to pay the exercise price or for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. The reload option shall become exercisable in full if the optionee terminates employment by reason of the optionee's death, disability qualifying for long-term disability benefits under the LabOne's long-term disability plan, or normal retirement (within the meaning of the money purchase pension plan of LabOne). In no event shall a reload option be exercised after the original option expires or terminates as provided in Section 2.5.

2.6.8. Compliance with Section 16(b). In connection with reload options for executive officers who are subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

2.6.9. Other Terms and Conditions. Except as otherwise provided herein, all the provisions of this Program and the provisions of the Plan applicable to this Program shall apply to reload options.

ARTICLE III

STOCK PROGRAM FOR OUTSIDE DIRECTORS

3.1. The Program.

The Stock Program for Outside Directors provides for the automatic annual grant to Eligible Directors of (a) a portion of their annual retainer fees in Shares and (b) an option to purchase Shares.

3.2. Shares Subject to the Program.

The total number of Shares that may be issued or transferred pursuant to this Program shall be 300,000 Shares, subject, however, to adjustment as provided in Section 1.3.2. hereof. If for any reason any stock option granted under this Program expires or lapses or is terminated, forfeited or cancelled, the Shares subject to such stock option, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under this Program.

3.3. Eligibility.

All members of the Board who are not employees of LabOne or any of its Subsidiaries shall be eligible to participate in this Program (the "Eligible Directors").

3.4. Compensation for Services.

3.4.1. Annual Retainer Fee. On the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is an Eligible Director of LabOne on such day shall receive as compensation for his or her services an annual retainer fee of (a) $7,500 in cash and (b) a grant of a number of Shares having a value equal to $10,000 (changed from $2,500), based upon the Fair Market Value of the Shares on the date of grant.

3.4.2. Annual Grant of Stock Options. On the first business day after each annual meeting of shareholders of LabOne, commencing with the year 2001, each person who is an Eligible Director of LabOne on such day shall automatically receive a grant of a stock option to purchase that number of Shares equal to 50,000 divided by the Fair Market Value per Share on such date (a "Formula Option").

3.4.3. Partial Awards. Each person appointed by the Board to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors as of any date other than the date of the annual meeting of the shareholders of LabOne and who qualifies as an Eligible Director shall receive (a) under Section 3.4.1 a proportionate share of the cash payment of $7,500 and a proportionate grant of a number of Shares having a value equal to $10,000 (changed from $2,500) based upon the Fair Market Value of the Shares on such date, and (b) under Section 3.4.2 a proportionate grant of a Formula Option to purchase a number of Shares based upon the Fair Market Value on such date. The proportionate amounts shall be determined by multiplying the foregoing amounts by a fraction (i) the numerator of which shall be the number of full or partial months such Director is scheduled to be serve between the date of his election as a Director and the month during which the next succeeding annual meeting of the shareholders of LabOne is scheduled to be held, and (ii) the denominator of which shall be twelve.

3.4.4. Other Compensation. Each person who is an Eligible Director of LabOne shall receive such other compensation, including without limitation compensation for his services at each meeting of the Board and committee of the Board attended, as shall be determined from time to time by the Board.

3.4.5. Fractional Shares. Any fractional Share that may be issuable pursuant to this Section 3.4 shall be rounded to the nearest whole Share.

3.5. Terms of Formula Options.

3.5.1. Non-Qualified Stock Option. Each Formula Option shall be a non-qualified stock option not entitled to special tax treatment under Section 422 of the Code.

3.5.2. Option Price. The option exercise price to be paid by each such Eligible Director for each Share purchased upon the exercise of a Formula Option shall be one hundred percent (100%) of the Fair Market Value of the Shares on the date the Formula Option is granted.

3.5.3. Vesting Schedule. Each Formula Option shall become exercisable during the term of the Eligible Director's service as a director of LabOne with respect to one-third of the Shares subject to such option on the first anniversary of the date of grant, one-third of the Shares subject to such option on the second anniversary of the date of grant and the remaining Shares subject to such option on the third anniversary of the date of grant; provided that, notwithstanding the foregoing, the Formula Option shall become exercisable in full upon (a) the occurrence of a Change of Control (as defined in Section 3.5.8 hereof) during the Eligible Director's service or at the time of the termination of the Eligible Director's service as a director of LabOne, provided the Formula Option has been outstanding for at least one hundred eighty (180) days at the time of such occurrence or (b) termination of the Eligible Director's service as a director of LabOne due to the Eligible Director's death or permanent and total disability.

3.5.4. Term of Option. Each Formula Option shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this subsection. In the event that a Eligible Director's service as a director of LabOne terminates for any reason, the Eligible Director (or in the event of death the Eligible Director's Beneficiary) shall have the right to exercise the Formula Option, to the extent the Formula Option was exercisable at the time of such termination, at any time within one (1) year after the date of termination of service, provided that in no event may the Formula Option be exercised after the tenth anniversary of the date of grant. Upon the earlier of the tenth anniversary of the date of grant or the end of such one (1) year period, the Formula Option shall expire.

3.5.5. Payment for Shares. Unless otherwise determined by the Committee, the option exercise price of the Shares with respect to which a Formula Option is exercised shall be payable in full at the time of exercise in (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to LabOne to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option by a number of Shares having a Fair Market Value on the date of exercise equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of a Formula Option, (e) any other lawful consideration satisfactory to the Committee or (f) a combination of any of the foregoing. In lieu of delivering Shares, the person exercising the Formula Option may provide an affidavit in form satisfactory to the Committee regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option, less a number of Shares having a Fair Market Value equal to such purchase price on the date of exercise.

3.5.6. Time and Manner of Exercise. Any vested and exercisable Formula Option may be exercised in whole or in part at any time or from time to time prior to the expiration or termination of the Formula Option by giving written notice, signed by the person exercising the Formula Option, to LabOne stating the number of Shares with respect to which the Formula Option is being exercised, accompanied by payment in full of the exercise price for the number of Shares to be purchased. No Formula Option may be exercised at any time with respect to a fractional Share. Any Formula Option of a deceased Eligible Director may be exercised, to the extent vested and exercisable on the date of death of the Eligible Director, by the Eligible Director's Beneficiary.

3.5.7. Effect of Certain Transactions on Formula Options. In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne; the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding Formula Options: (i) provide that such Formula Option shall be assumed or an equivalent stock option shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to an Eligible Director, provide that the Formula Option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Formula Option shall terminate.

3.5.8. Definition of Change of Control. For purposes of this Program, "Change of Control" means the occurrence of any of the following events:

(a) a majority of the Board ceases to consist of Continuing Directors ("Continuing Director" means any person who was a member of the Board as of the date of this Plan, and any person who subsequently becomes a member of such Board if such person's election or nomination for election to such Board by LabOne's shareholders is recommended or approved by a majority of the Continuing Directors, excluding any person elected or appointed to the Board to avoid or settle a threatened or actual election contest);

(b) LabOne merges or consolidates with another corporation or other entity and as a result of such transaction the shareholders of LabOne immediately prior to such transaction beneficially own voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent); or

(c) the shareholders of LabOne approve an agreement (including a plan of liquidation) to sell or otherwise dispose of all or substantially all of the assets of LabOne (other than to one or more subsidiaries on LabOne), unless such sale or other disposition is (i) approved by a majority of the Continuing Directors of LabOne, and (ii) is specifically designated by a majority of the Continuing Directors not to constitute a change of control for purposes of this Program.

3.5.9. Additional Awards. Nothing in this Program or the Plan shall be deemed to prevent LabOne from granting stock options or Shares to any Eligible Director under any other program, plan or agreement adopted by LabOne.

3.5.10. Expiration of Program. Awards under this Program shall continue to be granted until the earlier of (a) February 22, 2011 or (b) such time as all Shares then available for issuance under the Program are subject to outstanding Awards. At such time as there are insufficient Shares to grant each Eligible Director the Shares and Formula Option provided in Section 3.4 hereof, the remaining Shares shall be used first to make the grants under Sections 3.4.1 and 3.4.3 hereof of the remaining Shares among the Eligible Directors entitled thereto on a pro rata basis, and second to make the grants of Formula Options under Sections 3.4.2 and 3.4.3 hereof among the Eligible Directors entitled thereto on a pro rata basis.

ARTICLE IV

STOCK INCENTIVE PROGRAM

4.1. The Program.

The Stock Incentive Program permits the Committee to grant Awards to officers, directors, employees and consultants of the Company.

4.2. Administration of this Program.

In addition to the general power and authority specified in Section 1.2.2. hereof, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (a) determine the eligible persons to whom Awards shall be made under this Program, (b) determine the type or types of Awards to be granted to each Participant hereunder, (c) determine the time or times when Awards shall be granted, (d) determine the terms and conditions of Awards and the terms and conditions of any agreement evidencing an Award, (e) authorize the issuance of Shares pursuant to Awards granted under this Program, (f) make determinations of the Fair Market Value of Shares pursuant to this Program, (g) interpret, construe and administer this Program and any instrument or agreement relating to or evidencing an Award under this Program, (h) establish, amend, suspend or waive rules and guidelines relating to this Program and Awards hereunder, (i) correct any defect, supply any omission and reconcile any inconsistency in this Program or any Award granted under this Program and (j) make any other determination or take any other action that it deems necessary or desirable for administration of this Program or any Award hereunder.

4.3. Shares Subject to this Program.

The aggregate number of Shares which may be issued or transferred pursuant to Awards under this Program shall be 2,000,000 Shares, subject, however, to adjustment as provided in Section 1.3.2 hereof. If for any reason any Award expires or lapses or is terminated, forfeited or cancelled, the Shares subject to such Award, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under this Program. Notwithstanding the provisions of this Section 4.3, Shares shall not again become subject to Awards to the extent that such action would cause any Incentive Stock Option granted or to be granted under this Program to fail to qualify as an incentive stock option under Section 422 of the Code.

4.4. Eligibility.

All officers, directors, employees and consultants of the Company are eligible to be Participants in this Program.

4.5. Form of Awards.

Subject to the provisions of the Plan, Awards may be made under this Program from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards as provided herein or any combination of the above.

4.6. Stock Options.

4.6.1. Award of Stock Options. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each stock option granted by the Committee under this Program, which may include without limitation: (a) the type of option (Incentive Stock Option or Nonqualified Stock Option), (b) the number of Shares subject to the option, (c) the time or times at which and/or the conditions upon which the option shall become exercisable in whole or in part, (d) the term of the option, provided that the term of an option shall not be greater than ten (10) years, and (e) the exercise price per Share, provided that the exercise price per Share shall not be less than the Fair Market Value of a Share on the date of grant, as determined by the Committee (subject to subsequent adjustment as provided in Section 1.3.2 hereof). The Committee, in its discretion, may provide for circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option granted under this Program, in whole or in part, at any time. A stock option granted under this Plan shall be an Incentive Stock Option only if the stock option is designated as an Incentive Stock Option in the Award Agreement.

4.6.2. Payment for Shares. The Committee shall determine the form of payment of the purchase price of the Shares with respect to which an option is exercised, which may include without limitation (a) cash (which may include personal checks, certified checks, cashier's checks or money orders), (b) Shares at Fair Market Value, (c) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the option by a number of Shares having a Fair Market Value equal to such purchase price, (d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of an option, (e) any other lawful consideration, including, without limitation, an Award or a note or other commitment satisfactory to the Committee or (f) a combination of any of the foregoing.

4.6.3. Incentive Stock Options. In the case of an Incentive Stock Option, each Award shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such option as an Incentive Stock Option within the meaning of Section 422 of the Code or any successor provision.

4.6.4. Reload Provisions. Options may contain a provision automatically granting a reload option to a Participant who surrenders Shares or directs the Company to withhold Shares in order to pay all or a portion of the exercise price of a stock option or the tax required to be withheld pursuant to the exercise of a stock option granted under this Program. The number of Shares subject to the reload option shall not be greater than the number of shares so surrendered or withheld, as determined by the Committee. The date of grant of the reload option shall be the date on which the Participant surrenders the Shares in respect of which the reload option is granted. The reload option shall have an exercise price equal to the Fair Market Value of a Share on the date of grant of the reload option, as determined by the Committee, shall have a term that is no longer than the original term of the underlying stock option and shall have such other terms and conditions as shall be determined by the Committee in its discretion, subject to the terms of the Plan.

4.7. Stock Appreciation Rights.

4.7.1. Award of SARs. Stock Appreciation Rights ("SARs") may be granted by the Committee either in connection with a previously or contemporaneously granted stock option under this Program or independently of a stock option. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each SAR. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (a) the Fair Market Value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (b) a specified price which shall not be less than 100 percent of the Fair Market Value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the Shares subject to the option.

4.7.2. SARs Related to Stock Options. If an SAR is granted in relation to a stock option, unless otherwise determined by the Committee, (a) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable, (b) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR and (c) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option, provided that an SAR granted with respect to less than the full number of Shares covered by a related option shall not be reduced until the related option has been exercised or has terminated with respect to the number of Shares not covered by the SAR.

4.7.3. Other Terms. Each SAR shall have such other terms and conditions as the Committee shall determine in its sole discretion, provided that the term of an SAR shall not be greater than ten (10) years. The Committee may, in its discretion, provide in the Award circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time. Upon exercise of an SAR, payment shall be made in cash, Shares at Fair Market Value on the date of exercise, other Awards, other property or any combination thereof, as the Committee may determine.

4.8. Restricted Stock and Restricted Stock Unit Awards.

4.8.1. Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards under this Program shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee, which are subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee. Restricted stock unit awards under this Program shall consist of units representing the right to receive Shares free of any purchase price or for such purchase price as may be established by the Committee, which are subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives), if any, as may be determined by the Committee.

4.8.2. Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee shall determine the terms and conditions upon which any restrictions upon restricted stock or restricted stock units awarded under this Program shall expire, lapse, or be removed. The Committee, in its discretion, may provide in the Award circumstances under which the restricted stock or restricted stock units shall become immediately transferable and nonforfeitable, or under which the restricted stock or restricted stock units shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any restricted stock or restricted stock units at any time.

4.8.3. Restrictions Upon Transfer; Rights as a Shareholder. Restricted stock, including the right to vote such restricted stock and to receive dividends thereon, and restricted stock units may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such restricted stock or restricted stock units, except to the extent determined by the Committee. Notwithstanding the foregoing, and except as otherwise provided in the Plan or determined by the Committee, the grantee of the restricted stock shall have all of the other rights of a shareholder, including, but not limited to, the right to receive dividends and the right to vote such Shares. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Shares subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. Unless the Committee otherwise provides in an Award Agreement, holders of restricted stock units shall have no rights as shareholders of LabOne. The Committee may provide in an Award Agreement that the holder of restricted stock units shall be entitled to receive, upon LabOne's payment of a cash dividend on outstanding Shares, a cash payment for each restricted stock unit held equal to the per-Share dividend paid on outstanding Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional restricted stock units at a price per unit equal to the Fair Market Value of a Share on the date such dividend is paid, as determined by the Committee, and shall be subject to the same restrictions as the restricted stock units to which such dividends or distributions relate.

4.8.4. Restricted Stock Certificates. Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any certificate or certificates are to be issued, the Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee, may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee, and may provide for any appropriate legend to be borne by the certificate or certificates.

4.9. Performance Units and Performance Shares.

Performance unit and performance share awards under this Program shall entitle grantees to future payments based upon the achievement of pre-established performance objectives. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions applicable to each performance unit or performance share award, which may include without limitation the following: (a) one or more performance periods, (b) the initial value of each performance unit subject to a performance unit award or the number of Shares subject to a performance share award, (c) performance targets to be achieved during each applicable performance period and (d) the terms of payment of performance unit and performance share awards. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance. At any time prior to payment of a performance unit or performance share award, the Committee may adjust previously established performance targets or other terms and conditions to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events. Payment on performance unit and performance share awards may be made in cash, Shares, other Awards, other property or any combination thereof, as the Committee may determine.

4.10. Other Stock-Based Awards.

The Committee may grant to Participants, either alone or in addition to other Awards granted under this Program and the Plan, Awards which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities or other instruments convertible into Shares). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Such Awards may be paid in Shares, cash, other Awards, other property or any combination thereof, as the Committee may determine. Such Awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. The form or forms of consideration payable for Shares or other securities delivered pursuant to a purchase right granted under this Section may include any form of consideration specified in Section 4.6.2 hereof. The Committee may establish certain performance criteria that may relate in whole or in part to receipt of awards hereunder. The provisions of this Section 4.10 notwithstanding, any stock option to purchase Shares, SAR, restricted stock or restricted stock unit award or performance share award granted under this Program must comply with the provisions of this Program applicable to such Award.

4.11. Performance-Based Awards.

4.11.1. Applicability. Awards granted and other compensation payable under this Program which are intended to qualify as Performance-Based Awards shall be subject to the provisions of this Section. In the event of any conflict between the provisions of this Section and any other provisions of this Program or the Plan, the provisions of this Section shall prevail.

4.11.2. Performance Goals. The specific performance goals for the Performance-Based Awards granted under Sections 4.8, 4.9, 4.10, 4.12 and 4.14.3 hereof shall be one or more Shareholder-Approved Performance Goals, as selected by the Committee in its sole discretion. To the extent required under Section 162(m) of the Code and the regulations promulgated thereunder, the Committee shall (a) establish in the applicable Award Agreement the specific performance targets relative to the Shareholder-Approved Performance Goals which must be attained before compensation under the Performance-Based Award becomes payable, (b) provide in the applicable Award Agreement the method for computing the amount of compensation payable to the Participant if the target or targets are attained, and (c) at the end of the relevant performance period and prior to any payment of compensation, certify whether the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing compensation shall be established within the time period permitted under Section 162(m) of the Code and the regulations promulgated thereunder. The Committee may reserve the right in any Award Agreement covering a Performance-Based Award to reduce the amount payable at a given level of performance. The Committee shall be precluded from increasing the amount of compensation payable that would otherwise be due upon attainment of a performance goal contained in a Performance-Based Award, to the extent required under Section 162(m) of the Code and the regulations promulgated thereunder for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

4.11.3. Modification of Performance Goals. Except where a modification would cause a Performance-Based Award to no longer qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee may in its discretion modify any performance goal or target relating to a Performance-Based Award, in whole or in part, as the Committee deems appropriate and equitable, subject to the provisions of Section 5.2.6 hereof.

4.11.4. Discretion; Compliance. Notwithstanding any other provision of this Program or the Plan to the contrary, neither the Board nor the Committee shall be entitled to exercise any discretion otherwise authorized under this Program with respect to any Performance-Based Award or with respect to the amendment or modification of any provision of this Program without shareholder approval, if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Notwithstanding any other provision of this Program to the contrary, this Program and the Plan shall be deemed to include such additional limitations or requirements set forth in Section 162(m) of the Code and the regulations and rulings promulgated thereunder which are required to be included in the Plan in order for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, and this Program shall be deemed amended to the extent necessary to conform to such limitations and requirements from time to time.

4.12. Loans and Supplemental Cash Payments.

The Committee in its sole discretion to further the purpose of this Program may provide for cash payments to individuals in addition to an Award under this Program, or loans to individuals in connection with all or any part of an Award under this Program. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee, provided that in no event shall the amount of payment exceed:

(a) In the case of an option, the excess of the Fair Market Value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

(b) In the case of an SAR, performance unit, performance share, restricted stock, restricted stock unit or other stock-based award, the value of the Shares and other consideration issued in payment of such Award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

4.13. Miscellaneous Provisions.

4.13.1. Multiple or Successive Awards. Each type of Award under this Program may be made alone, in addition to or in relation to any other Award. Multiple Awards, multiple forms of Awards, or combinations thereof may be evidenced by a single Award Agreement or multiple Award Agreements, as determined by the Committee. Successive Awards may be granted under this Program to the same Participant whether or not any Awards previously granted to such Participant remain outstanding. No person shall have any claim or right to be granted an Award under this Program.

4.13.2. Dividends. In the discretion of the Committee, any Award under this Program may provide the Participant with dividends or dividend equivalents payable in cash or property, currently or deferred, with or without interest. Dividend equivalents granted with respect to a stock option which is a Performance-Based Award may not be made contingent upon exercise of the stock option, to the extent prohibited by Section 162(m) of the Code and the regulations promulgated thereunder with respect to qualified performance-based compensation.

4.13.3. Termination of Employment or Consulting Arrangement. The Committee shall determine the effect, if any, on an Award under this Program of the disability, death, retirement or other termination of employment or services of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Beneficiary may receive payment of an Award or exercise rights thereunder.

ARTICLE V

MISCELLANEOUS

5.1.General Restrictions.

Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Shares in order to satisfy the requirements of federal and state securities laws, or (d) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of Shares thereunder, such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained. Any such restriction affecting an Award shall not extend the time within which the Award may be exercised; and none of the Company, its directors or officers or the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an Award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction. LabOne is no under obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any securities exchange or inter-dealer quotation system to effect such compliance. The Committee may impose such conditions upon the issuance of Shares under the Plan as the Committee deems necessary or desirable to cause such issuance to comply with applicable legal requirements and with the requirements of any securities exchange or inter-dealer quotation system on which LabOne's securities are then traded.

5.2. General Provisions Applicable to Awards.

5.2.1. Award Agreements. Unless otherwise determined by the Committee, (a) each Award under the Plan shall be evidenced by a written agreement entered into by and between LabOne and the Participant ("Award Agreement"), containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee in its sole discretion deems necessary or advisable, (b) each Participant to whom an Award has been granted shall agree that such Award shall be subject to all of the terms and conditions of the Plan and the terms and provisions of the applicable Award Agreement and (c) a Participant shall have no rights with respect to any Award unless the Participant shall have executed and delivered to the Company a copy of the Award Agreement with respect to such Award. The Committee may invalidate an Award under the Stock Incentive Program at any time before any required Award Agreement is signed and delivered by the Participant, and such Award shall be treated as never having been granted.

5.2.2. Committee Discretion. The Committee's determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

5.2.3. Transferability. Unless the Committee determines otherwise, a Participant's rights and interest under any Award or any Award Agreement may not be assigned or transferred in whole or in part, voluntarily or involuntarily, including by operation of law, except by will, by the laws and descent and distribution or pursuant to an effective Beneficiary designation.

5.2.4. Withholding.

(a) Prior to the issuance or transfer of Shares or other property under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by delivering Shares or electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of such Shares shall be the Fair Market Value of the stock on the date that the amount of tax to be withheld is determined (the Tax Date). Such Election must be made on or prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may be made unless otherwise determined by the Committee, in its discretion.

(b) Whenever payments to a Participant in respect of an Award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any Federal, state or local withholding tax requirements.

5.2.5. Deferred or Installment Payments. Except with respect to Formula Options, the Committee may provide that the issuance of Shares or the payment or transfer of cash or property upon the settlement of Awards under this Program may be made in a single payment or transfer or in installments, and may authorize the deferral of, or permit a Participant to elect to defer, any such issuance, payment or transfer, all in accordance with such rules, requirements, conditions and procedures as may be established by the Committee. The Committee may also provide that any such installment or any such deferred issuance, payment or transfer shall include the payment or crediting of dividend equivalents, interest or earnings on deferred amounts.

5.2.6. Amendment of Awards. Subject to the terms and conditions of the Plan and any Award Agreement, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award (including the applicable Award Agreement) in any manner, prospectively or retroactively, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, convert an Incentive Stock Option to a Nonqualified Stock Option, accept the surrender of any outstanding Award and authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if such amendment or modification, taking into account any related action, materially and adversely affects a Participant's rights under an Award or an Award Agreement, such Participant shall have consented to such amendment or modification. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to Section 1.3.2 of the Plan. The Committee may not amend any outstanding Award or Award Agreement relating to a Formula Option to the extent that such amendment would cause the provisions of this Plan applicable to Formula Options and the provisions of the Award or Award Agreement to fail to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act and the instructions thereto, unless the grant of the Formula Option otherwise qualifies for exemption under Rule 16b-3.

5.2.7. Limitation on Amendment of Awards. Notwithstanding Section 5.2.6 hereof, unless approved by the shareholders of LabOne in accordance with Missouri law, (a) neither the Board nor the Committee shall amend or modify the terms of any outstanding Award relating to any stock option or SAR (including the applicable Award Agreement) to reduce the exercise price per Share and (b) no stock option or SAR shall be cancelled and replaced with any Award or Awards having a lower exercise price. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to Section 1.3.2 hereof.

5.2.8. Forfeiture and Restrictions on Transfer. Except Award Agreements relating to Formula Options, each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Shares acquired pursuant to an Award or otherwise and may also provide for such restrictions on transferability of Shares acquired pursuant to an Award or otherwise that the Committee may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Participant not compete with the Company for a specified period of time.

5.2.9. Change of Control. Subject to the terms and conditions of the Plan, the Committee may include such provisions in the terms of an Award or Award Agreement under this Program relating to a change of control of the Company (as defined by the Committee) as the Committee determines in its discretion. Such provisions may include, without limitation, provisions which: (a) provide for the acceleration of any time period relating to the exercise, realization, payment of the Award, (b) provide for the termination, cancellation or expiration of the Award in whole or in part, (c) provide for payment to the Participant of cash or other property with a Fair Market Value, as determined by the Committee, equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change of control, (d) adjust the terms of the Award in a manner determined by the Committee to reflect the change of control or (e) cause the Award to be assumed, or new rights substituted therefor, by another entity.

5.3. Miscellaneous Plan Provisions.

5.3.1. Rights of a Shareholder. Except as otherwise provided in Section 4.8 hereof and subject to the provisions of the applicable Award Agreement, the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to such Participant, and the issuance of Shares shall confer no retroactive right to dividends.

5.3.2. Rights to Terminate Employment or Services. Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or to continue providing services to the Company or affect any right that the Company may have to terminate the employment or services of such person.

5.3.3. Amendment and Termination of Plan. The Board may terminate, amend, modify or suspend the Plan at any time, subject to such shareholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that, subject to Section 1.3.2 hereof, the Board may not, unless such amendment is approved by the shareholders of LabOne in accordance with Missouri law, amend the Plan to (a) increase the number of Shares available for the grant of Awards under any Program, (b) increase the maximum individual limits on Awards set forth in Section 1.3.3 hereof, (c) increase the maximum number of Shares which may be subject to restricted stock awards, restricted stock unit awards, performance share awards and other stock-based awards pursuant to Section 1.3.4 hereof, (d) decrease the minimum per Share exercise price of stock options or the minimum per Share specified price for SARs under the Plan, (e) increase the number of Shares which may granted to Eligible Directors under Section 3.4 or may be subject to Formula Options granted under Section 3.4 (except pursuant to Section 1.3.2), (f) increase the maximum term of stock options or SARs under the Plan, (g) change or modify the provisions of Section 5.2.7 hereof or (h) extend the date in Section 5.3.5 after which no Incentive Stock Option and no Award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted. If any such termination, modification, amendment or suspension of the Plan shall materially and adversely affect the rights of any grantee or Beneficiary under an Award previously granted, the consent of such grantee or Beneficiary shall be required, provided that it shall be conclusively presumed that any adjustment pursuant to Section 1.3.2 hereof does not materially and adversely affect any such right.

5.3.4. Effect on Other Plans; Nature of Payments. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements or other benefit or incentive plans or shall affect any Participant's eligibility to participate in any other such arrangement or plan. Each grant of an Award and each issuance of Shares thereunder shall be in consideration of services performed for the Company by the Participant receiving the Award. Each such grant and issuance shall constitute a special incentive payment to the Participant receiving the Award and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise provide.

5.3.5. Effective Date and Duration of Plan. The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the shareholders of LabOne in accordance with Missouri law before the first anniversary of the date the Plan is adopted by the Board, and provided, further, that no payment on any Award shall be made unless and until such shareholder approval is obtained. Unless it is sooner terminated in accordance with Section 5.3.3 hereof, the Plan shall remain in effect until all Awards under the Plan have been satisfied or have expired or otherwise terminated, but no Incentive Stock Option or Award (other than reload options) under the Bonus Replacement Stock Option Program shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders of LabOne.

5.3.6. Unfunded Plan. The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 4.8 hereof. Unless otherwise determined by the Committee, neither the Company nor any Affiliate shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Affiliate to pay any grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan, and no such obligations will be deemed to be secured by a pledge of or encumbrance on any property of the Company or an affiliate.

5.3.7. Curative Provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (to the extent that the Board has determined that the Plan or such Award should comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set forth herein; provided that, to the extent any stock option intended to qualify as an Incentive Stock Option cannot so qualify, that stock option to that extent shall be deemed a Nonqualified Stock Option for all purposes of the Plan.

5.3.8. Governing Law. The Plan shall be governed by, and shall be construed, enforced and administered in accordance with, the internal laws of the State of Missouri (without giving effect to conflict of laws principles thereof), except to the extent that such laws may be superseded by any Federal law.

APPENDIX C

FORM OF PROXY CARD

LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints W. Thomas Grant II and Joseph C. Benage, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the annual meeting of shareholders of LabOne, Inc., to be held at 10101 Renner Boulevard, Lenexa, Kansas, on May 24, 2004, at 3:00 p.m. local time, and at any adjournment or postponement, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the proposals stated on the reverse side of this proxy card, and any other matter brought before the meeting, all as set forth in the proxy statement delivered with respect to the annual meeting.

Annual Meeting of Shareholders of
LabOne, Inc.

May 24, 2004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE AND "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The election of the following nominee as a Class B Director, as set forth in the proxy statement (or a substitute nominee designated by the Board of Directors, if he becomes unavailable):

[  ]  FOR THE NOMINEE
[  ]  WITHHOLD AUTHORITY FOR THE NOMINEE

Nominee:

O     John P. Mascotte

2. Approve the appointment of KPMG LLP as independent auditor for 2004.

FOR [  ]         AGAINST [  ]         ABSTAIN [  ]

3. Approve an increase in the dollar amount of shares awarded to eligible directors each year under the Stock Program for Outside Directors of the Company's 2001 Long Term Incentive Plan from $2,500 to $10,000.

FOR [  ]         AGAINST [  ]         ABSTAIN [  ]

This proxy confers discretionary authority to vote upon certain matters, as described in the accompanying proxy statement.

Unless otherwise marked, the proxy will be deemed marked "FOR" on proposals 1, 2 and 3.

This proxy is solicited by the board of directors.

(Please sign, date and return this proxy in the enclosed envelope.)

Signature of Shareholder                                Date
Signature of Shareholder                                Date

(Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.)